
                                                                    EXHIBIT 10.3

                                                                [EXECUTION COPY]

                               PURCHASE AGREEMENT,

                          dated as of October 15, 2001,

                                     between

                             SAFETY HOLDINGS, INC.,

                                 as the Issuer,

                                       and

                             JZ EQUITY PARTNERS PLC,

                                as the Purchaser,

                                       for

                         $30,000,000 Principal Amount of
                      13.0% SHI Notes due October 31, 2011,

                    22,400 6.0% SHI Series A Preferred Shares

                                       and

                            89,625 SHI Common Shares.

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                                TABLE OF CONTENTS

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
                                                                                                      PAGE
                                                 ARTICLE I
                                                DEFINITIONS

SECTION 1.1.       Defined Terms.........................................................................2
SECTION 1.2.       Senior Loan Agreement Terms..........................................................21
SECTION 1.3.       Use of Defined Terms.................................................................22
SECTION 1.4.       Cross References.....................................................................22
SECTION 1.5.       Accounting and Financial Determinations..............................................22

                                                 ARTICLE II
                                 PURCHASES AND SALES OF SUBJECT SECURITIES

SECTION 2.1.       Purchase Commitments.................................................................22
SECTION 2.2.       Issue Price..........................................................................22
SECTION 2.3.       Closing..............................................................................23
SECTION 2.4.       Purchaser's Representations..........................................................23

                                                ARTICLE III
                                           CONDITIONS TO CLOSING

SECTION 3.1.       Certificates of Incorporation........................................................24
SECTION 3.2.       Resolutions, ETC.....................................................................24
SECTION 3.3.       Other Stockholder Purchases..........................................................24
SECTION 3.4.       Preemption Letter....................................................................25
SECTION 3.5.       OTBC Acquisition.....................................................................25
SECTION 3.6.       STBC Filing Document.................................................................26
SECTION 3.7.       Certain Affiliate Agreements.........................................................26
SECTION 3.8.       Effectiveness, ETC. of Senior Loan Agreement.........................................27
SECTION 3.9.       Performance; No Default..............................................................27
SECTION 3.10.      Absence of Litigation, ETC...........................................................27
SECTION 3.11.      Certificate as to Compliance, ETC....................................................28
SECTION 3.12.      Certificate as to Solvency, ETC......................................................28
SECTION 3.13.      Opinion of Counsel...................................................................28
SECTION 3.14.      Legal Expenses.......................................................................28
SECTION 3.15.      Legal Investment.....................................................................28
SECTION 3.16.      Satisfactory Legal Form..............................................................28

                                                 ARTICLE IV
                                        PAYMENTS, REGISTRATION, ETC

SECTION 4.1.       Place of Payment.....................................................................28
SECTION 4.2.       Home Office Payment..................................................................29
SECTION 4.3.       Optional Payments....................................................................29
SECTION 4.4.       Mandatory Prepayments of PIK Notes...................................................29
SECTION 4.5.       Allocation...........................................................................30
SECTION 4.6.       Mandatory Redemption of Notes........................................................30
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                                TABLE OF CONTENTS
                                   (continued)

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                                                                                                      PAGE
SECTION 4.7.       Registration, Transfer, ETC..........................................................30
SECTION 4.8.       Transfer and Exchange................................................................31
SECTION 4.9.       Replacement..........................................................................31
SECTION 4.10.      Taxes................................................................................31
SECTION 4.11.      Representative Noteholder............................................................33
SECTION 4.11.1.    Actions..............................................................................33
SECTION 4.11.2.    Exculpation..........................................................................33
SECTION 4.11.3.    Status as Noteholder.................................................................33
SECTION 4.11.4.    Credit Decisions.....................................................................33

                                                 ARTICLE V
                                              WARRANTIES, ETC

SECTION 5.1.       Organization, Power, Authority, ETC..................................................34
SECTION 5.2.       Due Authorization....................................................................34
SECTION 5.3.       Validity, ETC........................................................................34
SECTION 5.4.       Financial Information................................................................35
SECTION 5.5.       Absence of Material Adverse Change...................................................35
SECTION 5.6.       Continuing Indebtedness..............................................................36
SECTION 5.7.       Contingencies........................................................................36
SECTION 5.8.       Litigation, ETC......................................................................36
SECTION 5.9.       Capitalization.......................................................................36
SECTION 5.10.      Margin Regulations...................................................................37
SECTION 5.11.      Government Regulation................................................................37
SECTION 5.12.      Title to and Condition of Properties, ETC............................................37
SECTION 5.13.      Patents, Trademarks, ETC.............................................................37
SECTION 5.14.      Taxes................................................................................38
SECTION 5.15.      Pension and Welfare Plans............................................................38
SECTION 5.16.      Environmental Matters................................................................38
SECTION 5.17.      Special Purpose Corporations.........................................................39
SECTION 5.18.      Subsidiaries, ETC....................................................................39
SECTION 5.19.      Offering of Subject Securities.......................................................40
SECTION 5.20.      Accuracy of Information..............................................................40

                                                 ARTICLE VI
                                                 COVENANTS

SECTION 6.1.       Certain Affirmative Covenants........................................................40
SECTION 6.1.1.     Financial Information, ETC...........................................................41
SECTION 6.1.2.     Notice of Default, Litigation, ETC...................................................42
SECTION 6.1.3.     Use of Proceeds......................................................................43
SECTION 6.1.4.     Perform Senior Loan Agreement........................................................44
SECTION 6.1.5.     Conforming Changes...................................................................44
SECTION 6.1.6.     Books and Records....................................................................44
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                                TABLE OF CONTENTS
                                   (continued)

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
                                                                                                      PAGE
SECTION 6.1.7.     Ownership, ETC. of Subsidiaries......................................................45
SECTION 6.2.       Certain Negative Covenants...........................................................45
SECTION 6.2.1.     Business Activities..................................................................45
SECTION 6.2.2.     Indebtedness and Disqualified Capital Stock..........................................46
SECTION 6.2.3.     Liens................................................................................47
SECTION 6.2.4.     Financial Test.......................................................................48
SECTION 6.2.5.     Restricted Payments, ETC.............................................................48
SECTION 6.2.6.     Investments..........................................................................49
SECTION 6.2.7.     Consolidation, Merger, ETC...........................................................49
SECTION 6.2.8.     Modification of Senior Loan Documents................................................50
SECTION 6.2.9.     Modification of Subordinated Notes...................................................51
SECTION 6.2.10.    Modification of SHI Stockholders' Agreement..........................................51
SECTION 6.2.11.    Negative Pledges, Upstream Restrictions, ETC.........................................51
SECTION 6.2.12.    Transactions with Affiliates.........................................................52

                                                ARTICLE VII
                                             EVENTS OF DEFAULT

SECTION 7.1.       Events of Default....................................................................52
SECTION 7.1.1.     Non-Payment of Obligations...........................................................52
SECTION 7.1.2.     Default on Other Indebtedness........................................................53
SECTION 7.1.3.     Bankruptcy, Insolvency, ETC..........................................................53
SECTION 7.1.4.     Breach of Warranty...................................................................54
SECTION 7.1.5.     Non-Performance of Certain Undertakings..............................................54
SECTION 7.1.6.     Non-Performance of Other Undertakings................................................54
SECTION 7.1.7.     Judgments............................................................................54
SECTION 7.1.8.     Pension Plans........................................................................54
SECTION 7.2.       Action if Bankruptcy.................................................................54
SECTION 7.3.       Action if Other Event of Default.....................................................55
SECTION 7.4.       Suits for Enforcement................................................................55
SECTION 7.5.       Remedies Cumulative..................................................................55

                                                ARTICLE VIII
                                 SUBORDINATION IN SUBSTANTIVE CONSOLIDATION

SECTION 8.1.       Payment Over Upon Dissolution, ETC...................................................55
SECTION 8.2.       Turnover.............................................................................56
SECTION 8.3.       Payment Otherwise Permitted, ETC.....................................................56
SECTION 8.4.       Subrogation to Rights of Holders of Senior Indebtedness..............................56
SECTION 8.5.       No Waiver of Subordination Provisions................................................57
SECTION 8.6.       Proving, ETC. Claims.................................................................57
SECTION 8.7.       Reliance on Judicial Order or Certificate of Liquidating Agent.......................57
SECTION 8.8.       Amendment of Subordination, ETC. Provisions..........................................58
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                                TABLE OF CONTENTS
                                   (continued)

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                                                                                                      PAGE
                                                 ARTICLE IX
                                               MISCELLANEOUS

SECTION 9.1.       Waivers, Amendments, ETC.............................................................58
SECTION 9.2.       Notices..............................................................................59
SECTION 9.3.       Costs and Expenses...................................................................59
SECTION 9.4.       Indemnification......................................................................59
SECTION 9.5.       Survival.............................................................................60
SECTION 9.6.       Severability.........................................................................60
SECTION 9.7.       Headings.............................................................................60
SECTION 9.8.       Counterparts.........................................................................60
SECTION 9.9.       Governing Law; Entire Agreement......................................................60
SECTION 9.10.      Successors and Assigns...............................................................60
SECTION 9.11.      Jurisdiction.........................................................................61
SECTION 9.12.      Waiver of Jury Trial.................................................................61

SCHEDULE I       -   Disclosure Schedule
SCHEDULE II      -   Senior Loan Agreement Terms
EXHIBIT A        -   Note
EXHIBIT B        -   Certificate as to Certificate of Incorporation
EXHIBIT C        -   Certificate as to Authorizing Resolutions, ETC.
EXHIBIT D        -   Certificate as to Other Stockholder Purchases
EXHIBIT E        -   Preemption Letter
EXHIBIT F        -   Certificate as to OTBC Acquisition
EXHIBIT G        -   Certificate as to STBC Filing Document
EXHIBIT H        -   Certificate as to Affiliate Agreements
EXHIBIT I        -   Certificate as to Senior Loan Agreement
EXHIBIT J        -   Certificate as to Compliance
EXHIBIT K        -   Certificate as to Solvency
EXHIBIT L        -   Opinion of Counsel

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                               PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT, dated as of October 15, 2001, between SAFETY HOLDINGS, INC., a Delaware corporation (alternatively, "SHI" or the "COMPANY"), and JZ EQUITY PARTNERS PLC, a public limited liability company incorporated in England and Wales under the Companies Act (1985) (alternatively, "JZEP" or the "PURCHASER"),

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Jordan Parties (such and other capitalized terms are used herein with the meanings provided in SECTION 1.1) have formed the Company and its direct, wholly-owned Subsidiary Safety Merger Co., Inc., a Delaware corporation ("SMCI"), to acquire Thomas Black Corporation, a Massachusetts corporation (alternatively, "OTBC" and "OLD THOMAS BLACK"), which owns all of the Capital Stock of Safety Insurance Company, a Massachusetts corporation ("SAFETY INSURANCE"), which, together with its Subsidiaries, is engaged in providing property and casualty insurance (including passenger and commercial automobile, homeowner, fire, umbrella and business owner coverages) through independent insurance agents to the Massachusetts market from the 18 Persons (collectively, the "OTBC SELLERS") named in ITEM 3.7 ("OTBC Sellers") of the Disclosure Schedule for an aggregate consideration equal to the SUM of (x) the EXCESS of $112,805,063 OVER certain Transaction Costs PLUS (y) the lesser of (i) $12,000,000 pro rated from January 1, 2001 through the Closing Date and (ii) 55% of pre-Closing Date FY 2001 adjusted consolidated after-tax net earnings; and

     WHEREAS, SMCI and the Company are parties to a merger agreement, dated as of May 31, 2001 and amended as of July 17, 2001 (as so executed and delivered, together with all further amendments thereto consented to by the Purchaser, the "OTBC ACQUISITION AGREEMENT"), with the OTBC Sellers pursuant to which SMCI will acquire all of the outstanding Capital Stock of Old Thomas Black (the "OTBC ACQUISITION"); and

     WHEREAS, immediately upon the effectiveness of the OTBC Acquisition, (x) SMCI will merge with and into Old Thomas Black (the "OTBC MERGER") with the surviving Massachusetts corporation being named "Thomas Black Corporation" (alternatively, "STBC" or "SURVIVING THOMAS BLACK") and (y) Surviving Thomas Black will continue to transact the business previously conducted by Old Thomas Black and will be a direct, wholly-owned Subsidiary of the Company; and

     WHEREAS, SMCI is a party to a revolving credit and term loan agreement, to be dated as of October 16, 2001 (as so originally executed and delivered, the "SENIOR LOAN AGREEMENT"), with Fleet National Bank ("FLEET"), as lender (together with such other institutional lenders as are or from time to time hereafter become parties thereto, the "SENIOR LENDERS") and as the administrative agent (the "SENIOR AGENT") for the Senior Lenders, pursuant to which the Senior Lenders will extend credit to SMCI and Surviving Thomas Black in an aggregate principal amount not to exceed $75,000,000 at any one time outstanding; and

     WHEREAS, the Company is entering into with each Person (collectively, the "SHI STOCKHOLDERS") identified in ITEM 3.3 ("SHI Stockholders") of the Disclosure Schedule a stockholders' agreement, to be dated the Closing Date (the "SHI STOCKHOLDERS' AGREEMENT"), and related subscription agreements pursuant to which each of the following groups of SHI Stockholders will agree to purchase Capital Stock of the Company as follows:

          (a) the SHI Management Stockholders, collectively, 69,500 SHI Common Shares, including 12,500 SHI Restricted Common Shares;

          (b) the individuals named under the caption "Providers (non-Jordan Parties), E.G., Brokers, ET AL." of such ITEM 3.3, collectively, 1,250 SHI Common Shares; and

          (c)  various Jordan Parties, collectively, 89,625 SHI Common Shares;
     and

     WHEREAS, the Company has authorized the sale to the Purchaser, and the Purchaser is willing on the terms and conditions hereinafter set forth (including ARTICLE III) to purchase, directly or through nominees, on the Closing Date

          (a) at par, $30,000,000 principal amount of 13.0% unsecured promissory notes in the form of EXHIBIT A hereto due October 31, 2011;

          (b) 22,400 6.0% SHI Series A Preferred Shares, representing on the Closing Date 100%, of the SHI Preferred Shares which will then be issued and outstanding; and

          (c) 89,625 SHI Common Shares, representing in the aggregate on the Closing Date 35.85 % of the authorized SHI Common Shares which will then be issued and outstanding on a Fully-Diluted Basis.

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. DEFINED TERMS. The following terms (whether or not italicized) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "ADDITIONAL ACQUISITION" means any acquisition of a business by Surviving Thomas Black, whether directly or indirectly by or as one of its Subsidiaries, after the Closing Date in accordance with CLAUSE (d) of SECTION 6.2.7.

     "ADDITIONAL SELLER" means a holder of Capital Stock of a business acquired in an Additional Acquisition.

     "ADDITIONAL SELLER SUBORDINATED NOTE" means each unsecured promissory note
(x) which is issued from time to time after the Closing Date by the Company or any Subsidiary to an Additional Seller and (y) which conforms to the requirements of CLAUSE (b) and CLAUSE (l) of SECTION 6.2.2.

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     "AFFILIATE" means, relative to any Person, any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (EXCLUDING, HOWEVER, any trustee under, or any committee with responsibility for administering, any Plan). For the purposes of this definition, "CONTROL" (including the correlative terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means, relative to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; PROVIDED, HOWEVER, that
(x) beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control and (y) any of the foregoing to the contrary notwithstanding, the term "Affiliate," relative to the Company and Subsidiaries, shall not include JZEP.

     "THIS AGREEMENT" means, on any date, this Purchase Agreement as originally in effect and as thereafter from time to time amended, supplemented or otherwise modified in accordance with the terms hereof and in effect on such date.

     "APPLICABLE LAW" means, relative to any Person, (x) all provisions of laws, statutes, ordinances, rules, regulations, requirements, restrictions, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property and (y) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

     "APPROVAL" means, relative to any Person, each approval, license, permit, consent, exemption, filing or registration by or with any Governmental Authority necessary to (x) authorize or permit the execution, delivery or performance of, or for the validity or enforceability of, any Transaction Document or (y) its conduct of its business.

     "AUTHORIZED OFFICER" means, relative to the Company, those of its officers whose signatures and incumbency shall have been certified to the Purchaser pursuant to CLAUSE (a)(ii) of SECTION 3.2.

     "BUSINESS DAY" means any day, EXCLUDING, HOWEVER, a Saturday, Sunday and each legal holiday on which banks are authorized or required to close in Boston, Massachusetts or New York, New York.

     "CAPITALIZED LEASE LIABILITY" means, relative to any Person, any monetary obligation under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capitalized lease, and, for purposes of this Agreement and each other Purchase Document, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP, and the stated maturity thereof shall be determined in accordance with GAAP.

     "CAPITAL STOCK" means, relative to any Person, any and all shares, partnership or membership interests, participations, rights or other equivalents (however designated) of corporate stock, including (w) capital shares of such Person (whether voting or non-voting), (x) if such Person is a partnership, capital partnership interests (whether general or limited), (y) any other indicia of ownership of such Person and (z) all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or any claims of any character with respect thereto, EXCLUDING, HOWEVER, SARs.

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     "CASH EQUIVALENT INVESTMENT" shall refer to "Cash Equivalents" as defined in the Senior Loan Agreement; PROVIDED, HOWEVER, that references therein to "Borrower" shall refer to the Company.

     "CHANGE OF CONTROL" means

          (a) the sale, lease or transfer (EXCLUDING, HOWEVER, any direct or indirect transfer (x) involving the granting of a Lien by Surviving Thomas Black, Safety Indemnity or Safety Insurance on Non-Admitted Insurance Assets pursuant to any Senior Loan Document and (y) not involving any foreclosure or other exercise of remedies pursuant to any Senior Loan Document) of all or substantially all the assets of the Company, Safety Insurance or Safety Indemnity to any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act) other than the Jordan Investors and any Institutional Holder;

          (b) the liquidation or dissolution of (or the adoption of a plan of liquidation by) the Company, Safety Insurance or Safety Indemnity, except as permitted by CLAUSE (c) of SECTION 6.2.7;

          (c) the acquisition by any Person or group (as so defined) (other than the Jordan Investors and all Institutional Holders) of a direct or indirect majority in interest (more than 50%) of the issued and outstanding Voting Stock of the Company by way of merger or consolidation or otherwise;

          (d) any transaction the result of which is that any Person or group (as so defined) (other than the Jordan Investors and all Institutional Holders) beneficially owns, directly or indirectly, more of the issued and outstanding Voting Stock of the Company than is owned beneficially, directly or indirectly, by the Jordan Investors and all Institutional Holders in the aggregate;

          (e) after the first sale of common equity by the Company pursuant to a registration statement under the Securities Act that results in at least 20% of the then issued and outstanding Voting Stock of the Company being held by the public,

               (i) the Jordan Investors and all Institutional Holders own beneficially, directly or indirectly, in the aggregate less than 25% of the issued and outstanding Voting Stock of the Company, or

               (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

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          (f)  for so long as any Indebtedness shall remain outstanding (or any unused commitments shall remain in effect) under the Senior Loan Agreement, any other event constituting an "Event of Default" of the nature referred to in Section 13.1(t) of the Senior Loan Agreement.

     "CLOSING" is defined in SECTION 2.3.

     "CLOSING DATE" is defined in SECTION 2.3.

     "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "COMPANY" is defined in the PREAMBLE.

     "CONSOLIDATED ESTATE" is defined in ARTICLE VIII.

     "CONTINGENT LIABILITY" means, relative to any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person. The amount of any Person's Contingent Liability shall (SUBJECT, HOWEVER, to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness, obligation or other liability guaranteed thereby.

     "CONTRACTUAL UNDERTAKING" means, relative to any Person, any provision of any debt or equity security issued by it or of any Instrument or undertaking to which it is a party or by which it or any of its property is bound or subject.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or section 4001(b)(1) of ERISA.

     "DEFAULT" means

          (a) any Event of Default or any act, condition or event which, after notice or lapse of time or both, would constitute an Event of Default; and

          (b) any material act, condition or event which has resulted in, or would (including after notice or lapse of time or both) permit, any or all of the monetary obligations of SMCI or Surviving Thomas Black or any of its Subsidiaries under the Senior Loan Agreement to be declared immediately due and payable prior to their stated maturity;

     "DEFAULT CIRCUMSTANCE" means (x) any Default shall have occurred and be continuing or (y) any PIK Note shall have been issued and remain outstanding.

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     "DIRECTOR INDEMNIFICATION PAYMENT" means any payment by the Company or
Subsidiary pursuant to the director indemnification provisions of its Organizational Documents.

     "DISCLOSURE SCHEDULE" means SCHEDULE I hereto.

     "DISQUALIFIED CAPITAL STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a change of control or asset disposition and excluding put or call repurchase obligations or rights in respect of SHI Common Shares held by any Management SHI Stockholder), on or prior to the date that is 91 days after the maturity date of the Notes.

     "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is covered by ERISA and (x) which is currently maintained or contributed to by the Company, (y) which was at any time during the last six years maintained, contributed to or terminated by Old Thomas Black or the Company or (z) with respect to which there is any potential or outstanding liability of the Company.

     "ENVIRONMENTAL CLAIM" is defined in clause (b) of SECTION 5.16.

     "ENVIRONMENTAL LAW" means all present and future Applicable Laws imposing liability or standards of conduct relating to the environment, industrial hygiene, land use or the protection of human health and safety, natural resources, pollution (including Hazardous Materials) or waste management.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "EVENT OF DEFAULT" is defined in SECTION 7.1.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FINANCING MEMORANDUM" is defined in SECTION 5.20.

     "FISCAL QUARTER" or "FQ" means any period of three consecutive calendar months comprising one quarter of a Fiscal Year; references to a Fiscal Quarter with numbers corresponding to a calendar year and a number corresponding to a Fiscal Quarter (E.G., "2001 FQ 1") refer to such Fiscal Quarter (I.E., the first) of such Fiscal Year.

     "FISCAL YEAR" or "FY" means a period of 12 consecutive calendar months ending on each December 31; references to a Fiscal Year with a number corresponding to any calendar year (E.G., "the 2001 Fiscal Year" or "2001 FY") refer to the Fiscal Year ending on December 31 of such calendar year.

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     "FLEET" is defined in the FOURTH RECITAL.

     "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "FULLY-DILUTED BASIS" means, relative to the number of SHI Common Shares included in the initial Subject Securities, the percentage which such SHI Common Shares is of the SUM of

          (a) all SHI Common Shares issued on the Closing Date (after giving effect to the Transaction),

PLUS

          (b) a number of SHI Common Shares equal to all SHI Common Shares added to the Management SHI Restricted Stock Plan (above the 12,500 SHI Common Shares initially subject thereto) by amendments from time to time made thereto in accordance with the SHI Stockholders Agreement.

FOR CLARITY'S SAKE, "FULLY-DILUTED BASIS" is not adjusted to reflect the (x) economic value of Management SHI SARs which may be from time to time awarded or issued by the Company or (y) the number of shares of Capital Stock of the Company into which the Management SHI SARs may be converted in the event of a first sale of common equity by the Company pursuant to a registration statement under the Securities Act.

     "FUNDED DEBT TO STATUTORY SURPLUS RATIO" shall have the meaning provided in the Senior Loan Agreement as in effect on the Closing Date; PROVIDED, HOWEVER, that references therein to (x) the "Borrower" shall refer to SMCI (and, after the effectiveness of the STBC Filing Document, Surviving Thomas Black) and (y) defined terms used in such definition shall refer to the definitions of all such terms provided in the Senior Loan Agreement as in effect on the Closing Date.

     "GAAP" shall have the meaning provided in the Senior Loan Agreement as in effect on the Closing Date; PROVIDED, HOWEVER, that references to (x) the "Borrower" shall refer to SMCI (and, after the effectiveness of the STBC Filing Document, Surviving Thomas Black), (y) references herein to GAAP which relate to financial information as of the close of any period other than a Fiscal Year shall not require footnotes or year-end adjustments or reserves and (z) defined terms used in such definition shall refer to the definitions of all such terms provided in the Senior Loan Agreement as in effect on the Closing Date.

     "GOVERNMENTAL AUTHORITY" means any international, national, federal, state, provincial, local, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign.

     "HAZARDOUS MATERIAL" means:

          (a) any substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances", "contaminants", "pollutants" or any other formulation intended to define, list or classify substances by reason of adverse effects on the environment or deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TLCP" toxicity or "EP" toxicity;

          (b) any oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;

          (c) any flammable substances or explosives or any radioactive materials; or

          (d) any asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

     "HEDGING LIABILITY" means, relative to any Person, all liabilities of such Person under interest rate and currency swap, cap and collar agreements and all other Instruments designed to protect such Person against fluctuations in interest or currency exchange rates.

     "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement or any other Purchase Document refer to this Agreement or such other Purchase Document, as the case may be, as a whole and not to any particular Article, Section, paragraph or provision of this Agreement or such other Purchase Document.

     "HOLDER" is defined, relative to a Note, in SECTION 4.7.

     "INCLUDING" means including without limiting the generality of any description preceding such term.

     "INDEBTEDNESS" means, relative to any Person, without duplication:

          (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person;

          (c)  all Capitalized Lease Liabilities of such Person;

          (d) net monetary liabilities of such Person under all Hedging Liabilities (calculated, at any time, as the aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if the agreements giving rise to such Hedging Liabilities were terminated at such time);

          (e) all obligations of such Person to pay the deferred purchase price of property or services that, in accordance with GAAP, would be classified as indebtedness on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (f) all indebtedness referred to in CLAUSE (a), (b), (c), (d) or (e) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; PROVIDED, HOWEVER, that, in the case of any such Indebtedness which is by its terms non-recourse to such Person, the amount of such Indebtedness shall, for the purpose of this clause, be deemed to be the LESSER of (x) the aggregate unpaid principal amount of such Indebtedness and (y) the fair market value of the property subject to such Lien, as determined by such Person in good faith; and

          (g) all Contingent Liabilities of such Person in respect of any Indebtedness of any other Person.

     "INDEMNIFIED LIABILITY" is defined in SECTION 9.4.

     "INDEMNIFIED PARTY" is defined in SECTION 9.4.

     "INITIAL NOTE" means each 13.0% note of the Company, issued on the Closing Date in accordance with SECTION 2.3, in the form of EXHIBIT A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time) and all other promissory notes accepted from time to time in substitution, replacement or renewal therefor, including pursuant to SECTION 4.8 or 4.9.

     "INSTITUTIONAL HOLDER" means, relative to any Note or other Subject Security, the Purchaser (so long as it or its nominee shall hold a Note or other Subject Security) and each other financial institution, private equity fund or mezzanine fund which shall hold a Note or other Subject Security (EXCLUDING, HOWEVER, any financial institution, private equity fund or mezzanine fund which is not a holder of a Note and acquired all of the other Subject Securities held by it in a distribution to the public or a sale pursuant to an offering circular in accordance with Rule 144A under the Securities Act or as the direct or indirect transferee of other Subject Securities acquired in such a distribution or sale); FOR THE SAKE OF CLARITY, references herein (including in the term "Change of Control") to a financial institution, private equity fund or mezzanine fund which shall hold a Note or other Subject Security and which shall also hold other Capital Stock or other securities of the Company as an Institutional Holder shall refer to such financial institution solely as the holder (and shall include only its holdings) of such Note or other Subject Security and shall not refer to such financial institution, private equity fund or mezzanine fund as the holder (and shall exclude its holdings) of such other Capital Stock or securities.

     "INSTRUMENT" means any contract, agreement, indenture, mortgage, document or other writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken or any Lien (or right or interest therein) is granted or perfected.

     "INSURANCE REGULATORY AUTHORITY" shall have the meaning provided in the Senior Loan Agreement as in effect of the Closing Date.

     "INSURANCE SUBSIDIARY" means, at any time, Safety Insurance, Safety Indemnity and each other Subsidiary of Surviving Thomas Black which is then regulated by an Insurance Regulatory Authority.

     "INTELLECTUAL PROPERTY" is defined in SECTION 5.13.

     "INTERCOMPANY CONSULTING AGREEMENT" is defined in CLAUSE (c) of SECTION
3.7.

     "INTEREST PAYMENT DATE" means, relative to any Note, each April 30 and October 31, commencing with April 30, 2002.

     "INVESTMENT" means, relative to any Person, all investments by such Person in any other Person (including Affiliates) in the forms of (v) loans or advances (EXCLUDING, HOWEVER, commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business), (w) Contingent Liabilities of such Person incurred with respect to Indebtedness of any other Person, (x) capital contributions or purchases (or other acquisitions for consideration) of Indebtedness, equity interests or other securities, (y) payments in respect of tax savings or liabilities made by such Person to or for the benefit of any other Person with whom such Person files a consolidated tax return which are not reimbursed by such other Person and (z) any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original principal or capital amount thereof LESS all returns of principal or equity, or distributions or dividends paid, thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair value of such property at the time of such Investment.

     "JI PARTNERS" means JI Partners Limited Partnership, an Illinois limited partnership.

     "JORDAN INDUSTRIES" or "JI" means Jordan Industries, Inc., an Illinois corporation.

     "JORDAN INVESTOR" means any Jordan Party or JZEP.

     "JORDAN PARTY" means TJC, Jordan Industries, JI Partners and their respective Affiliates and Subsidiaries (EXCLUDING, HOWEVER, the Company and Subsidiaries) and, relative to each of the foregoing,

          (a) each general partner, limited partner, stockholder, member, principal or employee thereof or any Affiliate thereof;

          (b) any 50% (or more) owned Subsidiary of any one (or jointly of more than one of any) Person specified in CLAUSE (a); and

          (c) the spouse or any immediate family member of any Person specified in CLAUSE (a) or any trust, investment fund or vehicle solely for the benefit of any such Person or the spouse or any immediate family member of such Person.

     "JORDAN PAYMENT" means any payment to any Jordan Party of management fees, consulting fees, advisory fees, investment banking fees, director's fees or other fees for services provided to the Company or any Subsidiary, whether pursuant to the TJC Consulting Agreement or otherwise (EXCLUDING, HOWEVER, amounts paid as (x) reimbursement of out-of-pocket expenses paid to Persons who are not Affiliates in connection with the delivery of such services and (y) Director Indemnification Payments).

     "JZAI" means Jordan/Zalaznick Advisers, Inc., a Delaware corporation.

     "JZEP" is defined in the PREAMBLE.

     "JZEP COMMITMENT LETTER" means the letter, dated July 17, 2001, from JZEP to the Company as to JZEP's providing the debt and equity financing contemplated thereby for the OTBC Acquisition.

     "LIEN" means (x) any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement, whether or not filed, recorded or otherwise perfected under Applicable Law and (y) any option or other agreement to sell or to provide any Instrument or financing statement of the nature referred to in ITEM (x) or
(y).

     "MANAGEMENT EMPLOYMENT AGREEMENT" means each employment and non-competition agreement, to be dated the Closing Date, between Surviving Thomas Black and each Management SHI Stockholder.

     "MANAGEMENT NOTE" is defined in CLAUSE (c) of SECTION 6.2.6.

     "MANAGEMENT SHI RESTRICTED STOCK PLAN" means the restricted stock plan established by the Company (x) to the Management SHI Stockholders on the Closing Date representing in the aggregate 12,500 SHI Common Shares and (y) to any director, officer or employee of the Company or any Subsidiary from time to time after the Closing Date.

     "MANAGEMENT SHI SAR" means the SARs which may be awarded or issued from time to time by the Company (x) to the Management SHI Stockholders on the Closing Date representing in the aggregate the equivalent of 4,453 SHI Common Shares and (y) to any director, officer of employee of the Company or any Subsidiary from time to time after the Closing Date.

     "MANAGEMENT SHI STOCKHOLDER" means each SHI Stockholder identified under the caption "Initial Management ET AL." of ITEM 3.3 ("SHI Stockholders") of the Disclosure Schedule and their permitted transferees in accordance with the SHI Stockholders' Agreement. At any time after the Closing Date, "MANAGEMENT SHI STOCKHOLDER" also means any other officer, director or employee of the Company or any Subsidiary who shall be granted any SHI Restricted Common Shares and who shall in connection therewith have executed a Management SHI Subscription Agreement and the SHI Stockholders' Agreement and their permitted transferees in accordance with the SHI Stockholders' Agreement.

     "MANAGEMENT SHI SUBORDINATED NOTE" means each non-negotiable, junior promissory note issued by the Company pursuant to (and as defined in) the Management SHI Subscription

Agreement to a Management SHI Stockholder (or his estate) in the form of Exhibit 5 attached thereto.

     "MANAGEMENT SHI SUBSCRIPTION AGREEMENT" means the management subscription agreement in the form of Exhibit C to the SHI Stockholders' Agreement between the Company and each Management SHI Stockholder.

     "MATERIALLY ADVERSE EFFECT" means (x) a material adverse effect on the financial condition, business, assets, operations or properties of the Company and Subsidiaries, taken as a whole or (y) a material impairment of the ability of the Company to perform its respective payment obligations under the Purchase Documents to which it is or will be a party.

     "NAIC" shall have the meaning provided in the Senior Loan Agreement as in effect on the Closing Date.

     "NON-ADMITTED INSURANCE ASSET" means a "Non-Admitted Asset" as defined in the Senior Loan Agreement as in effect on the Closing Date.

     "NON-INSURANCE SUBSIDIARY" means at any time any Subsidiary of Surviving Thomas Black which is not an Insurance Subsidiary.

     "NON-U.S. NOTEHOLDER" is defined in SECTION 4.10.

     "NOTE" means each Initial Note and each PIK Note, if any.

     "NOTEHOLDER" means at any time each Person (including the Purchaser) then registered in accordance with SECTION 2.3, 4.8 or 4.9 as the owner or holder of a Note; PROVIDED, HOWEVER, that no Person which is an Affiliate of the Company shall be deemed to be a Noteholder for purposes of SECTION 9.1 or any other action requiring the consent, concurrence or other action of each Noteholder.

     "OBLIGATION" means all obligations of the Company with respect to the repayment or performance of all obligations (monetary or otherwise) of the Company arising under or in connection with the Notes or under this Agreement or any other Purchase Document in respect of the Notes exclusively, the Indebtedness evidenced thereby or to any Person as the holder of a Note (and not as the holder of any other Subject Security).

     "OLD THOMAS BLACK" is defined in the FIRST RECITAL.

     "OR" is not exclusive.

     "ORGANIZATIONAL DOCUMENT" means, relative to any Person, each Instrument that (x) defines its corporate existence, including its articles or certificate of incorporation (or formation), as filed or recorded with an applicable Governmental Authority or (y) governs its internal affairs, including its by-laws, limited liability company agreement, partnership agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of Capital Stock, in each case as amended, supplemented or restated.

     "OTBC" is defined in the FIRST RECITAL.

     "OTBC ACQUISITION" is defined in the SECOND RECITAL.

     "OTBC ACQUISITION AGREEMENT" is defined in the SECOND RECITAL.

     "OTBC ACQUISITION DOCUMENT" means each of the OTBC Acquisition Agreement and the Management Employment Agreements.

     "OTBC MERGER" is defined in the THIRD RECITAL.

     "OTBC SELLER" is defined in the FIRST RECITAL.

     "OUTSTANDING" means, at any time relative to the Notes, any Notes theretofore issued pursuant to SECTION 2.3, 4.8 or 4.9 and not surrendered pursuant to SECTION 4.8 or 4.9 but EXCLUDING, HOWEVER, all Notes which are (x) deemed pursuant to SECTION 4.9 to be not outstanding or (y) owned by any Jordan Party.

     "PERMITTED JUNIOR PAYMENT" means any Restricted Payment which may be made by the Company or any Subsidiary pursuant to CLAUSE (b) or (c) of SECTION 6.2.5 and any time when, and only if, after giving effect thereto (in the good faith determination of the chief financial Authorized Officer of the Company), (x) the funds then available to the Company are sufficient (and are reasonably expected to continue to be sufficient) to make the next scheduled payment of interest to become due, and all other payments due and to become due in the next 190 days, on the Notes and (y) no Default shall have occurred and be continuing (or would reasonably be expected to occur within the next 190 days).

     "PERMITTED LIEN" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

          (a) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by SECTION 6.1.4;

          (b) statutory Liens of landlords, Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen and other like Liens arising in the ordinary course of business for sums not yet more than 10 days delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (EXCLUDING, HOWEVER, obligations for the payment of borrowed money);

          (d) leases or subleases granted to others not interfering in any material respect with the ordinary course of the business of Surviving Thomas Black or any of its Subsidiaries;

          (e) easements, rights-of-way, restrictions (including zoning restrictions), minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary course of the business of Surviving Thomas Black or any of its Subsidiaries;

          (f) any (w) interest or title of a lessor or sublessor under any operating lease, (x) restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject, (y) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in ITEM (x) or (z) Liens arising from filing Uniform Commercial Code financing statements regarding operating leases;

          (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (h) Liens (including extensions, renewals and replacements thereof) upon property acquired (the "ACQUIRED PROPERTY") by Surviving Thomas Black or any of its Subsidiaries after the Closing Date; PROVIDED, HOWEVER, that
     (w) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the acquired property, (x) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of the acquired property, (y) such Lien does not extend to or cover any property other than the acquired property and any improvements on such acquired property and (z) the incurrence of the Indebtedness to purchase the acquired property is permitted by SECTION 6.2.2;

          (i) Liens granted by Old Thomas Black or any of its Subsidiaries prior to the Closing Date and permitted to exist thereafter by the Senior Loan Agreement;

          (j) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

          (k) Liens arising out of consignment or similar arrangements for the sale of goods entered into by Surviving Thomas Black or any of its Subsidiaries in the ordinary course of business;

          (l) judgment and attachment Liens not giving rise to an Event of Default;

          (m) Liens in favor of the Company granted by Surviving Thomas Black or any of its Subsidiaries; and

          (n) additional Liens granted by Surviving Thomas Black or any of its Subsidiaries at any one time outstanding in respect of properties or assets having, on the date such Lien is granted, an aggregate fair market value not to exceed $2,500,000.

     "PERSON" means any natural person, corporation, firm, association, partnership, limited liability partnership, limited liability company, government, trust, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "PIK NOTE" means each 15.0% promissory note of the Company, in substantially the form of EXHIBIT A hereto (as such note may be amended, endorsed or otherwise modified from time to time) and all other promissory notes accepted from time to time in substitution, replacement or renewal therefor, including pursuant to SECTION 4.8 or 4.9 which (x) is issued on any Interest Payment Date in payment, IN LIEU of cash, of interest then accrued and due on any Note, (y) IS ACCEPTED BY THE HOLDER OF SUCH NOTE IN ITS SOLE AND ABSOLUTE DISCRETION (OR IS REQUIRED TO BE ACCEPTED BY THE HOLDER OF SUCH NOTE UPON THE CONSENT OF THE REQUIRED NOTEHOLDERS GIVEN IN ACCORDANCE WITH THE PROVISO TO CLAUSE (b) OF SECTION 9.1 IN THEIR SOLE AND ABSOLUTE DISCRETION) upon the satisfaction of such conditions as such holder (or such Required Noteholders) shall require (including the payment of fees, the obtaining of consents or acknowledgments under other Contractual Undertakings or the undertaking or cessation by the Company of certain activities) and (z) is authorized by a resolution of the Company's board of directors that accepts such requirements. EXCEPT AS OTHERWISE PROVIDED IN THE PROVISO TO CLAUSE (b) OF SECTION 9.1, NEITHER THE INCLUSION OF THIS DEFINITION IN THIS AGREEMENT NOR ANY REFERENCE TO THE TERM "PIK NOTE" CONTAINED IN ANY PURCHASE DOCUMENT SHALL BE CONSTRUED AS IMPOSING AT ANY TIME ANY OBLIGATION ON ANY HOLDER OF A NOTE TO ACCEPT A PIK NOTE IN PAYMENT, IN LIEU OF CASH, OF INTEREST DUE ON ANY NOTE, IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT INTEREST WILL BE PAID IN CASH WHEN DUE IN ACCORDANCE WITH THE TERMS OF THE NOTES.

     "PLAN" means (x) a "pension plan," as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA or (y) a "welfare plan," as such term is defined in section 3(1) of ERISA.

     "POST-PETITION INTEREST" means, relative to any Senior Indebtedness, all interest accrued or accruing on such Senior Indebtedness after the commencement of any insolvency or liquidation proceeding against such Person in accordance with and at the contract rate, including any rate applicable upon default, specified in the Instrument creating, evidencing or governing such Senior Indebtedness, whether or not, pursuant to Applicable Law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

     "PREEMPTION LETTER" is defined in SECTION 3.4.

     "PRO FORMA BALANCE SHEET" is defined in CLAUSE (d) of SECTION 5.4.

     "PROJECTIONS" means the projections and calculations for the periods from the Closing Date (assuming the Closing Date had occurred on January 1, 2002) through the close of each Fiscal Year through and including the 2008 Fiscal Year set forth in the Financing Memorandum, including the projected income and cash flow statements, the EBITDA, balance sheets, amortization and capitalization calculations, the ratio analyses and the revenue and related cost assumptions.

     "PURCHASE DOCUMENT" means this Agreement, the Notes and each other Instrument executed and delivered from time to time by the Company or any Subsidiary to the Purchaser or any other Noteholder pursuant hereto (and, FOR THE SAKE OF CLARITY, not including the SHI Stockholders' Agreement, the SHI Certificate of Incorporation or any other Organizational Document of the Company), whether or not mentioned herein.

     "PURCHASER" is defined in the PREAMBLE.

     "RATABLY" means, relative to the Noteholders, ratably according to the aggregate outstanding principal amount of all Notes (or, as appropriate, all Notes of any type) held by each Noteholder.

     "REORGANIZATION SECURITY" means, relative to any insolvency or liquidation proceeding involving any Obligor, any Capital Stock or other securities of such Obligor as reorganized or readjusted (or Capital Stock or any other securities of any other Person provided for by a plan of reorganization or readjustment involving such Obligor) which (x) are subordinated, at least to the same extent as the Notes, to the payment of all outstanding Senior Indebtedness after giving effect to such plan of reorganization or readjustment (including as such Senior Indebtedness may be exchanged for Capital Stock or other securities pursuant to such plan) and authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or similar law, giving effect, and stating in such order or decree that effect has been given, to ARTICLE VIII and (y) contain terms materially no less advantageous to the holders of Senior Indebtedness than the terms contained in the Purchase Documents.

     "REPRESENTATIVE NOTEHOLDER" means JZEP (or, at any time when JZEP shall no longer comprise the Required Noteholders, such Noteholder as shall be designated in accordance with SECTION 4.11) acting as the representative for all Noteholders under this Agreement and any other Purchase Document.

     "REQUIRED NOTEHOLDERS" means, at any time, Noteholders owning more than 50.0% of the then aggregate outstanding principal amount of all Initial Notes; PROVIDED, HOWEVER, that

          (a) with respect to any amendment, waiver or modification which would modify in a manner adverse to the Noteholders (or less restrictive upon the Company or its Affiliates) the definition of the term "Change of Control", "Restricted Payment" or "Permitted Junior Payment" or any requirement of, or otherwise permit any action to be taken which is prohibited by, SECTIONS 4.6, 6.2.5 or 6.2.12, "REQUIRED NOTEHOLDER" means, at any time, Noteholders owning more than 75.0% of the then aggregate outstanding principal amount of all Initial Notes; and

          (b) any Initial Notes which from time to time is held by any Affiliate of the Company shall be deemed to be not outstanding for all purposes of (x) SECTIONS 7.3 and

     9.1 and (y) any other determination to be made by, or action to be taken by or at the direction of, the Required Noteholders.

     "RESTRICTED PAYMENT" means

          (a)  relative to any Capital Stock of the Company,

               (i) any dividend or other distribution (in cash, property or obligations), direct or indirect, by the Company on account of (x) any shares of any class of such Capital Stock (now or hereafter outstanding) or (y) any warrants, options or other rights with respect to any shares of any class of such Capital Stock (now or hereafter outstanding), EXCLUDING, HOWEVER, in each case, dividends or distributions payable in such Capital Stock, or warrants to purchase such Capital Stock, or split-ups or reclassifications of such Capital Stock into additional or other shares of its Capital Stock),

               (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company or any Subsidiary of any shares of any class of such Capital Stock (now or hereafter outstanding), and

               (iii) any payment by the Company or any Subsidiary made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of such Capital Stock now or hereafter outstanding;

          (b) any payment or prepayment by the Company or any Subsidiary of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness contractually or structurally subordinated in right of payment to the Obligations, including any Management SHI Subordinated Notes or any Additional Seller Subordinated Notes;

          (c)  any Jordan Payment by the Company or any Subsidiary; and

          (d)  any deposit to fund any of the foregoing.

     "SAFETY INSURANCE" is defined in the FIRST RECITAL.

     "SAFETY INDEMNITY" means Safety Indemnity Insurance Company, a Massachusetts corporation and a wholly-owned Subsidiary of Safety Insurance.

     "SAR" means, relative to any Person, any stock appreciation, phantom stock, incentive stock or similar contractual rights arising under stock-based incentive or compensation plans or programs established by such Person for employees of such Person or its Subsidiaries which do not involve any issuance of any Capital Stock or other securities convertible thereinto.

         "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR AGENT" is defined in the FOURTH RECITAL and also refers to any replacement or successor agent under a successor Senior Loan Agreement as provided in CLAUSE (a) of the definition of such term.

     "SENIOR LENDER" is defined in the FOURTH RECITAL and also refers to any replacement or successor senior lenders under a successor Senior Loan Agreement as provided in CLAUSE (a) of the definition of such term.

     "SENIOR LOAN" means a loan outstanding from time to time under the Senior Loan Agreement.

     "SENIOR LOAN AGREEMENT" is defined in the FOURTH RECITAL. At any time after the Closing Date, "SENIOR LOAN AGREEMENT" also means the Senior Loan Agreement as originally executed and delivered, together with

          (a) each successor Instrument pursuant to which Surviving Thomas Black obtains from other financial institutions revolving or term loans or commitments or other extensions of credit to refinance Indebtedness outstanding under the Senior Loan Agreement in effect on the date of such refinancing; PROVIDED, HOWEVER, that

               (i) such successor Instrument shall contain no restricted payment limitation of the nature referred to in CLAUSE (b) of SECTION
          6.2.8 which are collectively more restrictive in any material respect than the comparable limitations contained in the Senior Loan Agreement in effect on the date of such refinancing, and

               (ii) if the final maturity of such loans is less than 365 days prior to October 31, 2011, such refinancing shall comply with the requirements of CLAUSE (c) of SECTION 6.2.8 as if such financing were an extension of the stated maturity of the Senior Loans under the Senior Loan Agreement then in effect; and

          (b) all amendments, supplements, extensions, renewals and other modifications made thereto or to any such successor Instrument from time to time after the Closing Date in accordance with SECTION 6.2.8.

     "SENIOR LOAN DOCUMENT" means any "Loan Document" as defined in the Senior Loan Agreement as in effect on the Closing Date. At any time after the Closing Date, "SENIOR LOAN DOCUMENT" also means all Instruments which are analogous to the "Loan Documents" (as defined on the Closing Date in the Senior Loan Agreement) under each successor Instrument which qualifies as the "Senior Loan Agreement" in accordance with CLAUSE (a) of the definition of such term.

     "SENIOR LOAN INDEBTEDNESS" means (x) the aggregate outstanding principal amount of all Indebtedness, all unpaid interest accrued thereon (including Post-Petition Interest) and all other Senior Loan Liabilities outstanding from time to time under the Senior Loan Documents and (y) all Hedging Liabilities owing to a Senior Lender or any Affiliate thereof with respect to

Indebtedness outstanding under the Senior Loan Agreement; PROVIDED, HOWEVER, that the aggregate principal amount of all such Senior Indebtedness of the nature referred to in ITEM (x) shall never exceed the aggregate principal amount of Indebtedness permitted by ITEM (x) of CLAUSE (c) of SECTION 6.2.2 to be outstanding under the Senior Loan Agreement.

     "SENIOR LOAN LIABILITY" means all "Obligations" under (and as defined on the Closing Date in) the Senior Loan Agreement of Surviving Thomas Black and its Subsidiaries. At any time after the Closing Date, "SENIOR LOAN LIABILITY" also means all liabilities or obligations of Surviving Thomas Black and its Subsidiaries under each successor Instrument which qualifies as the "Senior Loan Agreement" in accordance with CLAUSE (a) of the definition of such term which are analogous to the "Obligations" of Surviving Thomas Black and its Subsidiaries as defined on the Closing Date in the Senior Loan Agreement.

     "SHI" is defined in the PREAMBLE.

     "SHI CERTIFICATE OF INCORPORATION" means the amended and restated certificate of incorporation of the Company in substantially the form furnished to the Purchaser prior to the execution and delivery of this Agreement.

     "SHI COMMON SHARE" means a share of common stock, $0.01 par value per share, of the Company as authorized by the SHI Certificate of Incorporation.

     "SHI'S KNOWLEDGE" means, at any time and relative to any matter, knowledge which any Authorized Officer of the Company would have as to such matters.

     "SHI PREFERRED SHARE" means a share of preferred stock, $0.001 par value per share, of the Company as authorized by the SHI Certificate of Incorporation.

     "SHI RESTRICTED COMMON SHARES" means any SHI Common Shares issued pursuant to the Management SHI Restricted Stock Plan.

     "SHI SERIES A PREFERRED SHARE" means a SHI Preferred Share issued as a 6.0% Series A Preferred Share.

     "SHI STOCKHOLDER" is defined in the FIFTH RECITAL. At any time after the Closing Date, "SHI STOCKHOLDER" also means any employee of the Company becoming a "Management SHI Stockholder" in accordance with the SECOND SENTENCE of the definition of such term.

     "SHI STOCKHOLDERS' AGREEMENT" is defined in the FIFTH RECITAL.

     "SIGNIFICANT NOTEHOLDER" is defined in SECTION 6.1.6.

     "SMCI" is defined in the FIRST RECITAL.

     "STATUTORY ACCOUNTING PRACTICES" or "SAP" shall have the meaning provided in the Senior Loan Agreement as in effect on the Closing Date.

     "STATUTORY ANNUAL FINANCIAL STATEMENTS" shall have the meaning provided in the Senior Loan Agreement as in effect on the Closing Date.

     "STATUTORY QUARTERLY FINANCIAL STATEMENTS" shall have the meaning provided in the Senior Loan Agreement as in effect on the Closing Date.

     "STBC" is defined in the THIRD RECITAL.

     "STBC FILING DOCUMENT" means the certificate, plan or agreement of merger in due form for filing with the Secretaries of the States of Delaware and Massachusetts pursuant to which SMCI shall merge with and into Old Thomas Black.

     "SUBJECT SECURITY" means (x) all Initial Notes and other securities purchased on the Closing Date pursuant to SECTION 2.3 and (y) all PIK Notes, if any, accepted from time to time by the holders of any Notes, together, in each case, with all other securities issued in replacement or exchange therefor or as a distribution thereon.

     "SUBSIDIARY" means, relative to any Person, (x) any corporation, association or other business entity more than 50.0% of the outstanding shares of Voting Stock of which is owned directly or indirectly by such Person and (y) any partnership in which such Person is a general partner. Except as otherwise indicated herein, references to Subsidiaries refer to Subsidiaries of the Company.

     "TAX" is defined in SECTION 4.10.

     "TAX INDEMNITY AGREEMENT" is defined in CLAUSE (j) of SECTION 3.5.

     "TAX INDEMNITY PAYMENT" means any payment made by the Company to a Management SHI Stockholder which is a party to the Tax Indemnity Agreement of such Management SHI Stockholder's Tax Loss (as defined in the Tax Indemnity Agreement) pursuant to Section 2 of the Tax Indemnity Agreement.

     "TAX SHARING AGREEMENT" is defined in CLAUSE (a) of SECTION 3.7.

     "TJC" means The Jordan Company LLC, a New York limited liability company.

     "TJC CONSULTING AGREEMENT" is defined in CLAUSE (b) of SECTION 3.7.

     "TJC MANAGEMENT" means TJC Management Corp., a Delaware corporation, or its designees, successors or assigns.

     "TRANSACTION" means, collectively,

          (a) the issuance by the Company of the initial Subject Securities in accordance with this Agreement,

          (b) the issuance by the Company of all other shares of Capital Stock, and the capitalization by the Company of SMCI, all in accordance with
     SECTION 5.9 and the Financing Memorandum,

          (c) the incurrence by Surviving Thomas Black of all of the Indebtedness to be incurred on the Closing Date under the Senior Loan Agreement,

          (d) the consummation of all of the transactions comprising the OTBC Acquisition, and

          (e)  the filing of the STBC Filing Document

and, in each case, all of the other transactions contemplated hereby (including in accordance with ARTICLE III) to occur on the Closing Date or incidental thereto, including the payment of Transaction Costs.

     "TRANSACTION COST" means any fee, cost or expense payable on the Closing Date by the Company or any Subsidiary in connection with the Transaction.

     "TRANSACTION DOCUMENT" means the Purchase Documents, the SHI Certificate of Incorporation, the SHI Stockholders' Agreement, the OTBC Acquisition Documents, the Management SHI Subordinated Notes, the TJC Consulting Agreement, the Intercompany Consulting Agreement, the Tax Sharing Agreement, the Management SHI Restricted Stock Plan, the Management SHI SAR Agreement, the Tax Indemnity Agreement, the STBC Filing Document and the Senior Loan Documents and all schedules, exhibits, documents, certificates and Instruments delivered in connection with any thereof.

     "2000 OTBC AUDITED FINANCIAL STATEMENT" is defined in CLAUSE (a) of SECTION 5.4.

     "2001 OTBC INTERIM FINANCIAL STATEMENT" is defined in CLAUSE (c) of SECTION 5.4.

     "TYPE" means, relative to the Notes, all Notes which are either Initial Notes or PIK Notes, respectively.

     "VOTING STOCK" means, relative to any Person, Capital Stock of any class or kind (including any Capital Stock of such Person of any other class or kind which is then convertible Capital Stock of such class or kind) ordinarily having the power to vote (and irrespective of whether at the time Capital Stock of such Person of any other class or kind shall or might upon the occurrence of a contingency have voting power) for the election of directors, managers or other voting members of the governing body of such Person.

     "WHOLLY-OWNED SUBSIDIARY" means, relative to any Person, any Subsidiary of such Person all of the Capital Stock (and all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person or its wholly-owned Subsidiaries.

     SECTION 1.2. SENIOR LOAN AGREEMENT TERMS. On the Closing Date, the Company and the Purchaser will, for ease of reference, attach to this Agreement as
SCHEDULE II hereto a
restatement of all defined terms which are stated in SECTION 1.1 to be used herein with meanings provided or referred to in the Senior Loan Agreement as in effect on the Closing Date. In the event of any inconsistency between such restatement and the meanings provided in the Senior Loan Agreement as in effect on the Closing Date, such defined terms will be understood to conform to the meanings so provided in the Senior Loan Agreement.

     SECTION 1.3. USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule, each Note and any other Purchase Document or any notice or other communication delivered from time to time in connection with any Purchase Document.

     SECTION 1.4. CROSS REFERENCES. Unless otherwise specified, references in this Agreement and in each other Purchase Document to any Article or Section are references to such Article or Section of this Agreement or such other Purchase Document, as the case may be, and unless otherwise specified, references in any Article, Section or definition to any item or clause are references to such item or clause of such Article, Section or definition.

     SECTION 1.5. ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Purchase Document shall be interpreted, all accounting determinations and computations hereunder or thereunder for periods after the Closing Date shall be made and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP; PROVIDED, HOWEVER, that, relative to all Insurance Subsidiaries, all accounting terms, all accounting determinations and computations and all financial statements may be interpreted, made or prepared, as the case may be, in accordance with Statutory Accounting Practices.

                                   ARTICLE II

                    PURCHASES AND SALES OF SUBJECT SECURITIES

     SECTION 2.1. PURCHASE COMMITMENTS. The Purchaser hereby agrees, SUBJECT, HOWEVER, to the terms and conditions of this Agreement (including ARTICLE III), to purchase from the Company, and the Company hereby agrees to sell to the Purchaser, at the Closing the following securities:

          (a)  $30,000,000 principal amount of Initial Notes, at par;

          (b)  22,400 6.0% SHI Series A Preferred Shares, at $1,000 per share;
     and

          (c)  89,625 SHI Common Shares, at $10.00 per share.

     SECTION 2.2. ISSUE PRICE. The Company and the Purchaser agree that, for purposes of section 1271 ET SEQ. of the Code, the issue price of each Initial
Note is 100% of its principal amount and the issue price of each initial SHI Series A Preferred Share and SHI Common Share is the price set forth respectively for such Subject Security in SECTION 2.1, and that this agreement is intended to constitute an agreement as to the issue price for all Federal and other income tax purposes.

     SECTION 2.3. CLOSING. The purchase of the Initial Notes and the other initial Subject Securities shall take place at a closing (the "CLOSING") at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts, at 10:00 a.m., local time, on October 16, 2001 or such other Business Day on or prior to November 30, 2001 as may be agreed upon by the Company and the Purchaser (the "CLOSING DATE"); PROVIDED, HOWEVER, that if the Closing Date shall not have occurred on or prior to October 19, 2001, then, the Company will give the Purchaser at least three Business Days' notice of any later Closing Date. At the Closing, the Company will deliver to the Purchaser

          (a) a single Initial Note in the aggregate principal amount set forth in CLAUSE (a) of SECTION 2.1, dated the Closing Date, and registered in the Purchaser's name,

          (b) a certificate representing the aggregate number of 6.0% SHI Series A Preferred Shares set forth in CLAUSE (b) of SECTION 2.1, dated the Closing Date, and registered in the Purchaser's name, and

          (c) a certificate representing the aggregate number of SHI Common Shares set forth in CLAUSE (c) of SECTION 2.1, dated the Closing Date, and registered in the Purchaser's name,

each against delivery by the Purchaser to the Company of immediately available funds in the amount of the purchase price therefor. If, at the Closing, the Company shall fail to tender to the Purchaser any initial Subject Security as provided in this Section or any of the conditions specified in ARTICLE III shall not have been fulfilled to the Purchaser's satisfaction, the Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights the Purchaser may have by reason of such failure or such nonfulfillment.

     SECTION 2.4. PURCHASER'S REPRESENTATIONS. The Purchaser represents and warrants that (v) the Purchaser is an "accredited investor" within the meaning of Regulation 501(a) under the Securities Act and the Subject Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and without a view to, or for resale in connection with, any distribution thereof or any interest therein in violation of the Securities Act; (w) the execution, delivery and performance of this Agreement and the purchase of the Subject Securities pursuant hereto are within the Purchaser's powers and have been duly and validly authorized; (x) this Agreement has been duly executed and delivered by and constitutes a valid and binding agreement of the Purchaser; (y) the Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Subject Securities and is capable of bearing the economic risks of such investment; and (z) no form of general solicitation or general advertising was used in connection with the purchase or sale of the Subject Securities. All subsequent holders of Notes or other Subject Securities shall, as a condition to their acquisition thereof, be required to make the representations and warranties set forth in ITEMS (v), (y) and (z) for the benefit of the Company; PROVIDED, HOWEVER, that the representation and warranty set forth in ITEM (z) may be qualified to the knowledge of such subsequent holder.

                                   ARTICLE III

                              CONDITIONS TO CLOSING

     The Purchaser's obligation to purchase and pay for the initial Subject Securities is SUBJECT, HOWEVER, to the fulfillment, to the Purchaser's satisfaction, prior to, at or concurrently with the Closing, of all of the following conditions:

     SECTION 3.1. CERTIFICATES OF INCORPORATION. Each of the following shall have occurred (and the Purchaser, including as the Representative Noteholder, shall have received from the Company and SMCI a certificate, dated the Closing Date, of its Secretary or Assistant Secretary in the form of EXHIBIT B hereto confirming, as applicable, INTER ALIA that):

          (a) the Company and SMCI shall have adopted and duly filed with the Secretary of State of the State of Delaware the SHI Certificate of Incorporation and the SMCI Certificate of Incorporation, respectively; and

          (b) in each case, no further amendments or modifications to any such certificate of incorporation shall have been adopted or filed (EXCLUDING, HOWEVER, in the case of SMCI, the STBC Filing Document).

     SECTION 3.2. RESOLUTIONS, ETC. The Purchaser, including as the Representative Noteholder, shall have received:

          (a) from the Company, a certificate, dated the Closing Date, in the form of EXHIBIT C hereto as to:

               (i) resolutions of its Board of Directors then in full force and effect authorizing the issuance of the initial Subject Securities and the execution, delivery and performance of this Agreement and each other Purchase Document to be executed by it and the SHI Stockholders' Agreement, and

               (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, each other Purchase Document executed by it and the SHI Stockholders' Agreement); and

          (b) such other documents (certified if requested) as the Purchaser may reasonably request with respect to any Organizational Document or Contractual Undertaking of, or Approval affecting, the Company, SMCI or Surviving Thomas Black.

     SECTION 3.3. OTHER STOCKHOLDER PURCHASES. Each of the following shall have occurred (and the Purchaser, including as the Representative Noteholder, shall have received a certificate, dated the Closing Date, in the form of EXHIBIT D hereto confirming INTER ALIA that):

          (a) the Company shall have entered into with each SHI Stockholder (other than the Purchaser) the SHI Stockholders' Agreement and related subscription agreements, each in substantially the form furnished to the Purchaser prior to the execution and delivery of this Agreement; and

          (b) the Company shall have sold to all SHI Stockholders (other than the Purchaser) pursuant to the SHI Stockholders' Agreement and related subscription agreements the respective number of shares of Capital Stock shown in ITEM 3.3 ("SHI STOCKHOLDERS") of the Disclosure Schedule and shall have received payment in full therefor in Management Notes or good funds in accordance with the terms of such subscription agreements.

     SECTION 3.4. PREEMPTION LETTER. The Company shall have delivered to the Purchaser a duly executed letter, dated the Closing Date (the "PREEMPTION LETTER"), in the form of EXHIBIT E hereto.

     SECTION 3.5. OTBC ACQUISITION. Each of the following shall have occurred (and the Purchaser, including as the Representative Noteholder, shall have received a certificate, dated the Closing Date, in the form of EXHIBIT F hereto confirming INTER ALIA that):

          (a) the OTBC Acquisition Agreement shall be in full force and effect, and no material term or condition thereof shall have been amended, waived or otherwise modified;

          (b) all Approvals necessary or advisable in connection with the OTBC Acquisition, including from the Insurance Division of the Commonwealth of Massachusetts, shall have been obtained and be in full force and effect (except where the failure to obtain any such Approval from a non-Insurance Regulatory Authority would not reasonably be expected to have a Material Adverse Effect), and all applicable waiting periods shall have expired without any action being taken or threatened by any Governmental Authority which would restrain, prevent or otherwise impose adverse conditions on the OTBC Acquisition or the financing thereof;

          (c) no pending or threatened material litigation, proceeding or investigation shall exist which contests the consummation of the OTBC Acquisition;

          (d) no material adverse change shall have occurred in the consolidated financial condition, business, assets, operations or properties of Old Thomas Black and its Subsidiaries, taken as a whole since December 31, 2000;

          (e) except with the consent of the Representative Noteholder (which shall not be unreasonably withheld or delayed), all material conditions in the OTBC Acquisition Agreement to the consummation of the OTBC Acquisition (including as to the continuing accuracy of all representations and warranties made thereunder) shall have been satisfied without recourse to any provision permitting the waiver by the Company or SMCI of any condition, obligation, covenant or other requirement;

          (f) the OTBC Acquisition shall be consummated simultaneously with the Closing in the manner contemplated in all material respects by the OTBC Acquisition Agreement and the Financing Memorandum, including in exchange for cash consideration not to exceed $112,805,063 at Closing;

          (g) taken collectively, the Non-Insurance Subsidiaries of Old Thomas Black shall not, for the 12 month period ending on the date (the "REPORTING DATE") of the most recent quarterly financial statement then delivered pursuant to OTBC Acquisition Agreement, have contributed more than 10% of the consolidated cash flow of Old Thomas Black and its Subsidiaries for such period;

          (h) each Management SHI Stockholder shall have entered into a Management Employment Agreement;

          (i) the Purchaser shall have received true and complete copies of the OTBC Acquisition Agreement and, to the extent reasonably requested by the Purchaser, all other certificates, filings, documents, consents, approvals, board of directors resolutions and opinions furnished pursuant to or in connection with the OTBC Acquisition Agreement and the OTBC Acquisition and all such items shall be satisfactory in all respects to the Purchaser;

          (j) the Company and certain of the Management SHI Stockholders shall have entered into a tax indemnity agreement (as so originally executed and delivered, the "TAX INDEMNITY AGREEMENT"); and

          (k) the Transaction Costs shall be reasonably expected to not exceed $9,000,000.

     SECTION 3.6. STBC FILING DOCUMENT. Each of the following shall have occurred (and the Purchaser, including as the Representative Noteholder, shall have received a certificate, dated the Closing Date, in the form of EXHIBIT G hereto confirming INTER ALIA that):

          (a) the STBC Filing Document, in recordable form, shall have been duly executed by the parties thereto;

          (b) counterparts of the STBC Filing Document shall be available for filing with the Secretaries of State of the States of Massachusetts and Delaware (which filings shall have been authorized by all parties thereto); and

          (c) such filings shall be consummated substantially concurrently with the Closing.

     SECTION 3.7. CERTAIN AFFILIATE AGREEMENTS. Each of the following shall have occurred (and the Purchaser, including as the Representative Noteholder, shall have received a certificate, dated the Closing Date, in the form of EXHIBIT H hereto confirming INTER ALIA that):

          (a) the Company, Surviving Thomas Black and Safety Insurance shall have entered into a tax sharing agreement (as so originally executed and delivered, the "TAX SHARING AGREEMENT"),

          (b) the Company shall have entered into with TJC Management an agreement for the provision of management consulting and transaction advisory services (as so originally executed and delivered, the "TJC CONSULTING AGREEMENT"), and

          (c) the Company and Surviving Thomas Black shall have entered into an intercompany consulting agreement (as so originally executed and delivered, the "INTERCOMPANY CONSULTING AGREEMENT"),

in each case in substantially the form furnished to the Purchaser prior to the execution and delivery of this Agreement.

     SECTION 3.8. EFFECTIVENESS, ETC. OF SENIOR LOAN AGREEMENT. Each of the following shall have occurred (and the Purchaser, including as the Representative Noteholder, shall have received a certificate, dated the Closing Date, in the form of EXHIBIT I hereto confirming INTER ALIA that):

          (a) SMCI and Fleet and the other Senior Lenders shall have executed and delivered the Senior Loan Agreement in substantially the form furnished to the Purchaser prior to the execution and delivery of this Agreement (including without any amendment or other modification of any of the definitions of Section 1.1 thereof which are stated in SECTION 1.1 to be used herein with meanings provided or referred to therein); and

          (b) all conditions in the Senior Loan Agreement to obtaining the initial Senior Loans (including Sections 11.13, 11.18, 11.19 and 12.1 thereof) shall have been satisfied without recourse to any provision permitting the waiver by any party thereto of any condition, obligation, covenant or other requirement, and SMCI shall have received proceeds of the initial Senior Loans in an aggregate principal amount not to exceed $72,000,000.

     SECTION 3.9. PERFORMANCE; NO DEFAULT. At the time of the Closing (and after giving effect to the Transaction),

          (a) the representations and warranties of the Company contained in this Agreement and those made in writing by or on behalf of the Company in connection with any other Purchase Document delivered on the Closing Date shall be true and correct;

          (b) the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing; and

          (c)  no Default shall have occurred and be continuing.

     SECTION 3.10. ABSENCE OF LITIGATION, ETC. Except as disclosed pursuant to
SECTION 5.7,

          (a) no material litigation, arbitration or governmental investigation or proceeding shall be pending or, to SHI's Knowledge, threatened against either Old Thomas Black or any of its Subsidiaries or the Company or any Subsidiary which (x) affects any of their respective financial condition, business, assets, operations or properties and which would, in the opinion of the Purchaser, reasonably be expected to have a Materially Adverse Effect or (y) relates to the Transaction; and

          (b) no development shall have occurred in any such litigation, arbitration or governmental investigation or proceeding so disclosed, which would, in the opinion of the Purchaser, reasonably be expected to have a Materially Adverse Effect.

     SECTION 3.11. CERTIFICATE AS TO COMPLIANCE, ETC. The Purchaser, including as the Representative Noteholder, shall have received from the Company a certificate, dated the Closing Date, of its chief executive or financial Authorized Officer as to satisfaction of the conditions set forth in SECTIONS
3.9 and 3.10 in the form of EXHIBIT J hereto.

     SECTION 3.12. CERTIFICATE AS TO SOLVENCY, ETC. The Purchaser, including as the Representative Noteholder, shall have received a certificate, dated the Closing Date, of the chief accounting and financial Authorized Officer of the Company, in the form of EXHIBIT K hereto.

     SECTION 3.13. OPINION OF COUNSEL. The Purchaser, including as the Representative Noteholder, shall have received an opinion, dated the Closing Date, from Mayer, Brown & Platt, counsel to the Company, substantially in the form of EXHIBIT L hereto.

     SECTION 3.14. LEGAL EXPENSES. The Company shall have made payment in full of all fees and expenses of counsel to the Purchaser which shall have been invoiced to the Company on or prior to the Closing Date (including amounts invoiced on account).

     SECTION 3.15. LEGAL INVESTMENT. On the Closing Date, the Purchaser's purchase of the initial Subject Securities shall not be prohibited by any Applicable Law and shall not subject it to any penalty or, in the Purchaser's reasonable judgment, other onerous condition under or pursuant to any Applicable Law.

     SECTION 3.16. SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of the Company or any Subsidiary shall be reasonably satisfactory in form and substance to the Purchaser and its counsel; the Purchaser and its counsel shall have received all information, and such counterpart originals or such certified or other copies of all Instruments, as the Purchaser or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be reasonably satisfactory to counsel to the Purchaser.

                                   ARTICLE IV

                          PAYMENTS, REGISTRATION, ETC.

     SECTION 4.1. PLACE OF PAYMENT. Payments of principal and interest becoming due and payable on the Notes and any dividends or other payments on or in respect of any other Subject Securities shall be made at the office of HSBC Bank USA, 452 Fifth Avenue, 26th Floor, New York, New York 10018.

     SECTION 4.2. HOME OFFICE PAYMENT. So long as the Purchaser or its nominee shall be the holder of any Subject Security, and notwithstanding anything contained in SECTION 4.1 or in any Subject Security to the contrary, the Company will pay all sums becoming due for principal of and interest on such Note and all dividends or other payments on or in respect of any other Subject Security, not later than 12:00 o'clock noon, New York City time, on the date such payment is due, in immediately available funds,

          (a) in accordance with the payment instructions set forth below the Purchaser's signature hereto with instructions to the payee identified in such instructions to telephone advice of credit in accordance with such instructions, or

          (b) by such other method or at such other address or bank account as the Purchaser may designate in writing,

without the presentation or surrender of such Note or other Subject Security or the making of any notation thereon, except that any Note paid or prepaid (or any other Subject Security redeemed) in full shall be surrendered to the Company at its principal office for cancellation. Prior to any sale or other disposition of any Note held by the Purchaser, the Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes, as the case may be, pursuant to SECTION 4.8. The Company will afford the benefits of this Section to any Institutional Holder which is the direct or indirect transferee of any Subject Security purchased by the Purchaser under this Agreement and which has made the same agreement relating to such Subject Security as the Purchaser has made in this Section.

     SECTION 4.3. OPTIONAL PAYMENTS. The Company may, at its option, prepay at any time, without premium or penalty, all or any part (in an integral multiple of $1,000) of the outstanding principal amount of, or of interest due or to become due on the next semi-annual payment date under, the Notes; PROVIDED, HOWEVER, that no prepayment of principal of any Initial Notes shall be made at any time when any PIK Notes shall remain outstanding. Prepayments of principal of Notes of any type shall be in the amount so prepaid and be accompanied by payment in full of all interest accrued on such principal amount and not yet paid. Each prepayment of Notes of any type shall be SUBJECT, HOWEVER, to the Company having given each Noteholder written notice of such prepayment not more than 30 days and not less than five days prior to the date fixed for such prepayment, in each case specifying (w) such date, (x) the aggregate principal amount, if any, of (and the amount of unpaid interest accrued on such principal amount), or the amount of unpaid interest on the Notes of such type to be prepaid on such date, and (y) the principal amount, if any, of (and the amount of unpaid interest accrued on such principal amount), or the amount of unpaid interest on, each Note of such type held by such Noteholder to be prepaid on such date. Such notice shall be accompanied by an officers' certificate certifying that the procedures for such prepayment have been honored and specifying the particulars thereof.

     SECTION 4.4. MANDATORY PREPAYMENTS OF PIK NOTES. The Company shall make prepayments of principal of all PIK Notes issued on any Interest Payment Date, together with all interest accrued on the principal amount then prepaid, when and to the full extent permitted to be made from time to time thereafter by the terms of Section 9.4(b) of the Senior Loan Agreement as each such Section is in effect on such Interest Payment Date and after giving

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effect to any amendment to such Section which became effective as a condition to the Noteholders' acceptance of such PIK Notes. Prepayments required to be made pursuant to this Section of principal of PIK Notes issued on more than one Interest Payment Date shall be applied first to the prepayment in full of all outstanding principal of all PIK Notes issued on the earliest Interest Payment Date and thereafter, to the extent of such required prepayment, to the prepayment in full of all outstanding principal of all PIK Notes issued on each subsequent Interest Payment Date, in each case in the chronological order of such Interest Payment Dates.

     SECTION 4.5. ALLOCATION. Each partial prepayment paid or to be prepaid of principal of Notes of any type and each prepayment of interest paid or to be prepaid shall be allocated Ratably (in integral multiples of $1,000) among all Notes of such type at the time outstanding, as nearly as practicable, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion. In the case of each voluntary prepayment of principal of or interest on Notes of any type, the principal amount to be prepaid, if any, (together with interest on such principal amount accrued to such date), or the amount of interest to be prepaid, as the case may be, shall mature and become due and payable on the date fixed for such prepayment. From and after the date of any such prepayment of principal, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued IN LIEU of any prepaid principal amount of any Note.

     SECTION 4.6. MANDATORY REDEMPTION OF NOTES. Upon the earliest to occur of

          (a)  any Change of Control,

          (b) the Company or any Subsidiary entering into any written or other arrangement which will give rise to a Change of Control, or

          (c) the Company having notice that any other Person has entered into a written or other arrangement which will give rise to a Change of Control,

the Company will immediately give written notice of such transaction or event to each Noteholder, which notice shall describe such transaction or event in reasonable detail. Immediately upon (and concurrently with) the occurrence of any Change of Control, the Company will purchase from each Noteholder all of the outstanding Notes held by it at a purchase price, payable in immediately available funds, equal to the unpaid principal amount thereof together with all unpaid interest accrued on all Notes to the date of such purchase.

     SECTION 4.7. REGISTRATION, TRANSFER, ETC. The Company will keep at its principal office a register in which the Company will provide for the registration of the Notes and their transfer. The Company may treat the Person in whose name any Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary from any Person other than the applicable Noteholder. All references in this Agreement to a "holder" of any Note shall mean the Person in whose name such Note is at the time registered on such register.

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     SECTION 4.8. TRANSFER AND EXCHANGE. Upon surrender of any Note for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will execute and deliver in exchange therefor a new Note or Notes, as the case may be, of the same type in denominations of at least $100,000 (except a Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Note is not evenly divisible by, or is less than, $100,000), as requested by the holder or transferee, which aggregate the unpaid principal amount of such Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor.

     SECTION 4.9. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Note or Notes held by the Purchaser or another Institutional Holder or the Purchaser's nominee, of an unsecured indemnity agreement from the Purchaser or such other holder reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Note for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, IN LIEU thereof, a new Note of the same type and of like tenor, dated so that there will be no loss of interest on (and registered in the name of the holder of) such lost, stolen, destroyed or mutilated Note. Any Note IN LIEU of which any such new Note has been so executed and delivered by the Company shall be deemed to be not outstanding for any purpose of this Agreement.

     SECTION 4.10. TAXES. Except as otherwise provided in this Section, all payments by the Company of principal of, and interest on, the Notes, and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, EXCLUDING, HOWEVER, franchise taxes and taxes imposed on or measured by the Purchaser's or any other Noteholder's net income or receipts (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any Applicable Law, then, the Company will

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Purchaser and each other Noteholder an official receipt or other documentation satisfactory to the Purchaser and each other Noteholder evidencing such payment to such authority; and

          (c) except as otherwise provided in this Section, pay to the Purchaser and each other Noteholder such additional amount or amounts as is necessary to ensure that the net amount actually received by each Noteholder will equal the full amount such Noteholder would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Purchaser or any Noteholder with respect to any payment received by the Purchaser or such Noteholder hereunder, the Purchaser or such Noteholder may pay such Taxes, and, except as otherwise provided in this Section, the

Company will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Purchaser or such Noteholder after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Purchaser or such Noteholder would have received had no such Taxes been asserted.

     If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Purchaser and the other Noteholders the required receipts or other required documentary evidence, the Company shall indemnify the Purchaser and the other Noteholders for any incremental Taxes, interest or penalties that may become payable by the Purchaser or any other Noteholder as a result of any such failure. For purposes of this Section, a distribution hereunder by the Purchaser or any other Noteholder to or for the account of any Noteholder shall be deemed a payment by the Company.

     The Purchaser shall provide to the Company on or prior to the due date of the first payment under the Notes (and any Noteholder which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (a "NON-U.S. NOTEHOLDER") that becomes a Noteholder under this Agreement after the Closing shall, upon the date of such Noteholder becoming a Noteholder hereunder, provide to the Company) either (i) two duly completed copies of either (x) Internal Revenue Service Form W-8BEN claiming a complete exemption from U.S. federal withholding tax under a provision of an applicable tax treaty or (y) Internal Revenue Service Form W-8ECI claiming a complete exemption from U.S. federal withholding tax under the Code because payments hereunder are effectively connected with the conduct by such Non-U.S. Noteholder of a trade or business in the United States, or in either case an applicable successor form or (ii) in the case of a Non-U.S. Noteholder (including the Purchaser) that is not legally entitled to deliver either form listed in ITEM(i), (x) a certificate of a duly authorized officer of such Non-U.S. Noteholder to the effect that such Non-U.S. Noteholder is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Company with the meaning of Section 881(c)(3)(B) of the Code or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form. To the extent legally entitled to do so, on or before the date any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and otherwise from time to time upon the reasonable written request of the Company after the Closing, each Noteholder (including the Purchaser) that is a Non-U.S. Noteholder will provide to the Company two original signed copies of any forms or certificates required pursuant to this paragraph.

     Notwithstanding anything to the contrary contained in this Section, the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Noteholder that is a Non-U.S. Noteholder and that has not provided to the Company the forms required to be provided to the Company pursuant to the PRECEDING PARAGRAPH, and the Company shall have no obligation to pay any additional amount to a Non-U.S. Noteholder with respect to such withheld amounts or with respect to Taxes incurred by such Non-U.S. Noteholder to the extent such withholding would not have been required or such Taxes would not have been incurred if such Non-U.S. Noteholder would have provided such forms to the Company in the manner required by the PRECEDING PARAGRAPH.

     SECTION 4.11. REPRESENTATIVE NOTEHOLDER. The Representative Noteholder shall act in accordance with and be entitled to the benefits of SECTIONS 4.11.1 through 4.11.4. At any time when JZEP shall no longer comprise the Required Noteholders, then the Required Noteholders shall designate in writing to the Company a Noteholder as the Representative Noteholder.

     SECTION 4.11.1. ACTIONS. Each Noteholder authorizes the Representative Noteholder (x) to act as a "representative" (as defined in Article 1 of the Uniform Commercial Code as in effect in the State of New York) of the Noteholders for purposes of actions to be taken for their benefit and under this Agreement and each other Purchase Document and (y) at the direction of the Required Noteholders, to exercise such powers thereunder as are specifically delegated to or required of the Representative Noteholder by the terms thereof, together with such powers as may be reasonably incidental thereto. Each Noteholder agrees to reimburse the Representative Noteholder Ratably for all reasonable out-of-pocket expenses (including attorneys' fees) incurred by the Representative Noteholder under the Purchase Documents or in connection therewith or in enforcing the obligations of the Company thereunder and for which the Representative Noteholder is not reimbursed by the Company. The Representative Noteholder shall not be required to take any action under the Purchase Documents, or to prosecute or defend any suit in respect thereof, unless indemnified to its satisfaction by each Noteholder against loss, costs, liability and expense. If any indemnity furnished to the Representative Noteholder shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

     SECTION 4.11.2. EXCULPATION. Neither the Representative Noteholder nor any of its directors, officers, employees or agents shall be liable to any Noteholder for any action taken or omitted to be taken by it or them under any Purchase Document, or in connection therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due authorization, execution or delivery of any Purchase Document, nor to make any inquiry respecting the performance by the Company of its obligations under any Purchase Document. The Representative Noteholder shall be entitled to rely upon advice of legal advisers (including counsel to the Company) concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper Person.

     SECTION 4.11.3. STATUS AS NOTEHOLDER. The Representative Noteholder shall have the same rights and powers with respect to the Notes held by it as any Noteholder and may exercise the same as if it were not the Representative Noteholder, and the term "Noteholder" shall include the Representative Noteholder in its individual capacity.

     SECTION 4.11.4. CREDIT DECISIONS. Each holder of Subject Securities acknowledges that it has, independently of the Representative Noteholder and each other holder of Subject Securities and based on the financial information referred to in SECTION 5.4 and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to purchase its Subject Securities. Each holder of a Note also acknowledges that it will, independently of the Representative Noteholder and each other Noteholder and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under any Purchase Document.

                                    ARTICLE V

                                WARRANTIES, ETC.

     To induce the Purchaser to enter into this Agreement and to purchase the initial Subject Securities hereunder, the Company represents and warrants unto the Purchaser, including as the Representative Noteholder, as follows (and, for all purposes of this Agreement, all of such representations and warranties shall be understood to be made by the Company on (and only on) the date of execution and delivery of this Agreement by the Company and the Closing Date; PROVIDED, HOWEVER, that (x) the representations in SECTION 5.4 and 5.20 relative to any financial, other information or projections delivered from time to time pursuant to this Agreement or any other Purchase Document shall also be understood to be made with respect thereto on the date of delivery thereof and (y) the representations in SECTIONS 5.1, 5.2 and 5.3 relative to Notes and Subject Securities shall also be understood to be made on the date, if any, of each issuance of any PIK Note.

     SECTION 5.1. ORGANIZATION, POWER, AUTHORITY, ETC. The Company is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority and holds all requisite Approvals to own and hold its property and to conduct its business substantially as currently conducted by it. The Company has full power and authority to enter into and perform its obligations under this Agreement, the initial Subject Securities, each other Purchase Document to which it is a party and the SHI Stockholders' Agreement.

     SECTION 5.2. DUE AUTHORIZATION. The execution and delivery by the Company of this Agreement, the initial Subject Securities, each other Purchase Document to which it is a party and the SHI Stockholders' Agreement, the performance by the Company of its obligations hereunder and thereunder, and the issuance of the initial Subject Securities by the Company have been duly authorized by all necessary corporate action, do not and will not require any Approval, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organizational Document, any Applicable Law or material Contractual Undertaking and will not result in or require the creation or imposition of any Lien on any of its properties pursuant to the provisions of any material Contractual Undertaking (EXCLUDING, HOWEVER, Permitted Liens).

     SECTION 5.3. VALIDITY, ETC. This Agreement constitutes, and the Notes and other initial Subject Securities, each other Purchase Document to which the Company is a party and the SHI Stockholders' Agreement will on the due execution and delivery thereof constitute, the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, SUBJECT, HOWEVER, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

     SECTION 5.4. FINANCIAL INFORMATION. All balance sheets, all statements of income, of stockholders' equity and of cash flows and all other financial information of Old Thomas Black and its Subsidiaries which have been furnished by or on behalf of the Company to the Purchaser for the purposes of or in connection with the Transaction, including

          (a) the Consolidated Financial Statements and Additional Information, dated December 31, 2000 and December 31, 1999, of Old Thomas Black and its Subsidiaries certified by PricewaterhouseCoopers LLP (the most recent of such information being the "2000 OTBC AUDITED FINANCIAL STATEMENTS"),

          (b) the "Safety Insurance Consolidated Financial Statements and Related Materials To Company with Statutory Filing Requirements" for the years ended December 31, 2000 and December 31, 1999 certified by PricewaterhouseCoopers LLP, and

          (c) the PRO FORMA consolidated balance sheet at June 30, 2001 (and after giving effect to the Transaction assuming it had occurred on such date), of each of the Company and Subsidiaries and of Surviving Thomas Black and its Subsidiaries (collectively, the "PRO FORMA BALANCE SHEETS"), contained in the Financing Memorandum,

have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except (x) as disclosed therein and (y) all financial information contained therein relating to Safety Insurance and its Subsidiaries having been prepared in accordance with Statutory Accounting Practices or GAAP) and present fairly (SUBJECT, HOWEVER, in the case of the Pro Forma Balance Sheets, to the assumptions specified therein, including as to the occurrence of the Transaction at an earlier date) the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. All financial information as to the Company and Subsidiaries and of Surviving Thomas Black and its Subsidiaries which shall hereafter from time to time be furnished by or on behalf of the Company to the Purchaser and other Noteholders for the purposes of or in connection with this Agreement or any transaction contemplated hereby will be prepared in accordance with GAAP consistently applied throughout the periods involved (except (x) as disclosed therein and (y) all financial information contained therein relating to Insurance Subsidiaries will be prepared in accordance with Statutory Accounting Practices or GAAP) and will present fairly (SUBJECT, HOWEVER, in the case of PRO FORMA financial information, to the assumptions specified therein) the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

     SECTION 5.5. ABSENCE OF MATERIAL ADVERSE CHANGE. There have been no occurrences, events or changed circumstances since December 31, 2000 (EXCLUDING, HOWEVER, the Transaction and the demise of Richard B. Simches) which, individually, as part of a series or in the aggregate, have had a materially adverse effect on the financial condition, business, assets, operations or properties of Old Thomas Black and its Subsidiaries taken as a whole.

     SECTION 5.6. CONTINUING INDEBTEDNESS. The Pro Forma Balance Sheets fairly present all long-term Indebtedness of the Company, Surviving Thomas Black and its Subsidiaries on a consolidated basis expected to be outstanding immediately after giving effect to the Transaction, including as disclosed in ITEM 5.6 ("Continuing Indebtedness") of the Disclosure Schedule.

     SECTION 5.7. CONTINGENCIES. Neither Old Thomas Black nor any of its Subsidiaries has any contingent liability for taxes, long-term leases or unusual forward or long-term commitments or material unrealized or unanticipated losses from unfavorable commitments which would, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect and which are not reflected in the financial statements described in CLAUSE (a), (b), (c) or (d) of SECTION 5.4 or in the notes thereto or in ITEM 5.7 ("Contingencies, ETC.") of the Disclosure Schedule.

     SECTION 5.8. LITIGATION, ETC. There is no pending or, to the SHI's Knowledge, threatened litigation, arbitration or governmental investigation or proceeding against, or labor controversy affecting, either Old Thomas Black or any of its Subsidiaries or the Company or any Subsidiary or to which any of the properties, assets or revenues of any thereof is subject (x) which would, if adversely determined, reasonably be expected, individually or in the aggregate, to have a Materially Adverse Effect, except as disclosed in ITEM 5.8 ("Litigation, ETC.") of the Disclosure Schedule or (y) which relates to the Transaction.

     SECTION 5.9. CAPITALIZATION. On the Closing Date, the authorized Capital Stock of the Company will be 500,000 shares, consisting of 100,000 SHI Preferred Shares and 400,000 SHI Common Shares, of which

          (a)  22,400 6.0% SHI Series A Preferred Shares, and

          (b) 250,000 SHI Common Shares, including 12,500 SHI Restricted Common Shares,

will be issued and outstanding in conformity with ITEM 3.3 ("SHI Stockholders") of the Disclosure Schedule. Of the 100,000 authorized SHI Preferred Shares and 400,000 authorized SHI Common Shares which will be unissued on the Closing Date, 77,600 SHI Preferred Shares and 150,000 SHI Common Shares will be unissued and unreserved and will be subject to the restrictions on issuance contained in the Preemption Letter and Section 5.5 of the SHI Stockholders' Agreement. The SHI Common Shares and the SHI Preferred Shares to be issued to the Purchaser will have been duly authorized for issuance and, when sold and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and will be free and clear of all preemptive rights and Liens except as provided in the SHI Stockholders' Agreement and restrictions under applicable securities laws and will be entitled to the respective voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are set forth with respect thereto in the SHI Certificate of Incorporation. The Company does not have outstanding any Capital Stock or securities convertible into or exchangeable for any shares of its Capital Stock, nor does it have outstanding any rights or options to subscribe for or to purchase any Capital Stock or securities convertible into or exchangeable for any of its shares of Capital Stock except for the Management SHI SARs. Except as disclosed in ITEM 5.9 ("Repurchase, ETC.

Agreements") of the Disclosure Schedule, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock. Except for the SHI Stockholders' Agreement, none of the Company or any Subsidiary is party to an agreement to register any of its securities under the Securities Act.

     SECTION 5.10. MARGIN REGULATIONS. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, and less than 25% of the assets of the Company, individually and on a consolidated basis with all Subsidiaries, consists of margin stock. Terms for which meanings are provided in F.R.S. Board Regulation U or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 5.11. GOVERNMENT REGULATION. Neither the Company nor any Subsidiary is (or shall upon the consummation of the Transaction become) (x) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (y) subject to regulation under the Federal Power Act, the Interstate Commerce Act, the Commodity Exchange Act or any Applicable Law limiting its ability to incur or assume Indebtedness for borrowed money (EXCLUDING, HOWEVER, in the case of any Insurance Subsidiary, the regulations of its relevant Insurance Regulatory Authority).

     SECTION 5.12. TITLE TO AND CONDITION OF PROPERTIES, ETC. Each of the Company, Surviving Thomas Black and their respective Subsidiaries (x) has good and marketable title to all of the real property, and valid title to all of the personal properties and other assets (tangible, intangible or mixed), which it purports to own, free and clear of all Liens (EXCLUDING, HOWEVER, the failure to own properties which would not reasonably be expected to have a Material Adverse Effect and Liens permitted by SECTION 6.2.3) and (y) enjoys peaceful and undisturbed possession under all leases to which it is a party as lessee (EXCLUDING, HOWEVER, leases the absence of which would not reasonably be expected, individually or in the aggregate, to have a Materially Adverse Effect). All material Contractual Undertakings to which the Company or Surviving Thomas Black or any of their respective Subsidiaries is a party are valid and binding and in full force and effect, and no default has occurred or is continuing thereunder which would reasonably be expected, individually or in the aggregate, to have a Materially Adverse Effect. No consent need be obtained from any Person (which is not required by ARTICLE III to be obtained on or prior to the Closing Date) in respect of any such Contractual Undertaking in connection with the Transaction which, if not obtained, would reasonably be expected, individually or in the aggregate, to have a Materially Adverse Effect.

     SECTION 5.13. PATENTS, TRADEMARKS, ETC. The Company and Surviving Thomas Black and their respective Subsidiaries own, or are licensed under, and have the rights to use, all material patents, trademarks, trade names, copyrights, technology, recipes, know-how and processes (collectively, "INTELLECTUAL PROPERTY") necessary for the conduct of their businesses as set forth in the Financing Memorandum, and the consummation of the Transaction does not alter or impair any such rights. Except as disclosed in ITEM 5.13 ("Patents, Trademarks, ETC.") of the Disclosure Schedule, there is no (x) claim which has been asserted by any Person to the use of any Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto or (y) valid basis for any such claim or any claim that the use of such Intellectual Property by the Company, Surviving Thomas Black or their respective Subsidiaries infringes or will infringe on the rights of any Person.

     SECTION 5.14. TAXES. Each of Old Thomas Black and each of its Subsidiaries has filed all tax returns and reports required by Applicable Law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, EXCLUDING, HOWEVER, any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 5.15. PENSION AND WELFARE PLANS. Except as contemplated by the OTBC Acquisition Documents, during the 12 consecutive-month period prior to the Closing Date, no steps have been taken to terminate any Plan, and no contribution failure has occurred with respect to any Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Plan which would reasonably be expected to result in the incurrence by the Company or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in ITEM 5.15 ("Employee Benefit Plans") of the Disclosure Schedule, neither Old Thomas Black nor any of its Subsidiaries nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION 5.16. ENVIRONMENTAL MATTERS. Except as disclosed in ITEM 5.16 ("Environmental Matters") of the Disclosure Schedule,

          (a) all facilities and property (including underlying groundwater) owned or leased by Old Thomas Black or any of its Subsidiaries are owned or leased by it in material compliance with all applicable Environmental Laws,

          (b) there have been no unresolved past, and there are, to SHI's Knowledge, no pending or threatened claims, complaints or notices of violations received by Old Thomas Black or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or complaints, notices or claims to Old Thomas Black or any of its Subsidiaries regarding potential liability under any Environmental Law (collectively, "ENVIRONMENTAL CLAIMS"),

          (c) there have been no material releases of Hazardous Materials at, on or under any property, to SHI's Knowledge, now or previously owned or leased by Old Thomas Black or any of its Subsidiaries except in material compliance with applicable Environmental Laws,

          (d) no property now or previously owned or leased by Old Thomas Black or any of its Subsidiaries is listed or, to SHI's Knowledge, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up,

          (e) none of Old Thomas Black or any of its Subsidiaries has received notice from any Governmental Authority that Old Thomas Black or any of its Subsidiaries is potentially responsible for clean-up or other corrective action under any Environmental Law,

          (f) to SHI's Knowledge here are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by Old Thomas Black or any of its Subsidiaries,

          (g) to SHI's Knowledge neither Old Thomas Black nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA or on any similar federal, state or provincial list or which is the subject of federal, state, provincial or local enforcement actions which would reasonably be expected to lead to material claims against the Company or any Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA,

          (h) to SHI's Knowledge, no conditions exist at, on or under any property now or previously owned or leased by Old Thomas Black or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would be reasonably likely to give rise to material liability under any Environmental Law, except, in any and all such cases, as would not reasonably be expected, individually or in the aggregate, to have a Materially Adverse Effect.

     SECTION 5.17. SPECIAL PURPOSE CORPORATIONS. Each of the Company and SMCI as of the Closing Date (and prior to giving effect to the Transaction), (x) will have been created solely for purposes of consummating the Transaction and (y) will not have any Indebtedness, liabilities (whether direct or contingent) or commitments other than in connection with the Transaction, pursuant to the Transaction Documents or representing Transaction Costs.

     SECTION 5.18. SUBSIDIARIES, ETC. As of the Closing Date,

          (a) the Company will have no Subsidiaries other than SMCI (and after the effectiveness of the STBC Filing Document, Surviving Thomas Black and its Subsidiaries);

          (b) the Company will be the record and beneficial owner, free of Liens, of 100% of the issued and outstanding Capital Stock of SMCI (and after the effectiveness of the STBC Filing Document, Surviving Thomas Black);

          (c) Surviving Thomas Black will have no Subsidiaries and no other Investments in any joint venture, partnership or other Person, except as disclosed in ITEM 5.18 ("Old Thomas Black Subsidiaries, ETC.") of the Disclosure Schedule; and

          (d) Surviving Thomas Black will be the record and beneficial owner, free of Liens (except under the Senior Loan Documents), of 100% of the issued and outstanding Capital Stock of Safety Insurance.

     SECTION 5.19. OFFERING OF SUBJECT SECURITIES. Neither the Company, nor Old Thomas Black or any Jordan Party (or anyone acting on behalf of any of them) has taken or will take any action which would subject the issuance or sale of the Notes, SHI Common Shares or SHI Preferred Shares to the provisions of Section 5 of the Securities Act or to the registration or qualification requirements of any securities or blue sky law of any applicable jurisdiction.

     SECTION 5.20. ACCURACY OF INFORMATION. All factual information (and, FOR THE SAKE OF CLARITY, not including any projections) heretofore or contemporaneously furnished by or on behalf of the Company in writing to the Purchaser for purposes of or in connection with the Transaction, including the financing memorandum, dated June 2001 (as updated by TJC's letter, dated October 10, 2001, and by the revised projections, dated August 3, 2001, the "FINANCING MEMORANDUM"), prepared by TJC and transmitted under JZAI's letter, dated June 15, 2001, to JZEP, and true and complete copies of which were furnished to the Purchaser prior to the execution and delivery of this Agreement, is collectively, and all other such factual information hereafter furnished by or on behalf of the Company or any Subsidiary to the Purchaser, the Representative Noteholder or any Noteholder, taken as a whole with all other information furnished concurrently therewith, will be true and accurate in every material respect taken as a whole on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. There is, to SHI's Knowledge, no fact that the Company or Surviving Thomas Black has not disclosed to the Purchaser in writing that would, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect. All projections (including the Projections) heretofore, contemporaneously and hereafter furnished by or on behalf of the Company or any Subsidiary in writing to the Purchaser, the Representative Noteholder or any Noteholder for purposes of this Agreement or any transaction contemplated hereby are and will be based on good faith estimates and assumptions which the Company believes are fair and reasonable in light of the historical financial performance of Old Thomas Black and current and reasonably foreseeable business conditions, and, to SHI's Knowledge, there are or will be no facts or circumstances existing at the time such projections are furnished which would, individually or in the aggregate, reasonably be expected to cause a material adverse change in such projections, IT BEING RECOGNIZED, HOWEVER, by the Purchaser that projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material.

                                   ARTICLE VI

                                    COVENANTS

     SECTION 6.1. CERTAIN AFFIRMATIVE COVENANTS. The Company agrees with

          (a) each Noteholder that, until all Obligations have been paid and performed in full, the Company will perform all of the covenants contained in SECTION 6.1;

          (b) the Purchaser and each other Institutional Holder which holds at least 5,000 SHI Series A Preferred Shares, the Company will perform for the benefit of the Purchaser or such Institutional Holder the covenants contained in CLAUSE (b) of
     SECTION 6.1.1 as if it were the holder of a Note; and

          (c) the Purchaser that, for so long as it shall hold any Subject Security (other than a Note), the Company will perform for the benefit of the Purchaser the covenants contained in CLAUSES (c) and (e) of SECTION
     6.1.1 as if the Purchaser were the holder of a Note and in SECTION 6.1.6 as if it were the Representative Noteholder; PROVIDED, HOWEVER, that the Purchaser may not exercise its rights under this clause in respect of
     SECTION 6.1.6 more than once in any Fiscal Year.

     SECTION 6.1.1. FINANCIAL INFORMATION, ETC. The Company will furnish, or will cause to be furnished, to each Noteholder copies of the following financial statements, reports and information:

          (a) promptly when available and in any event when furnished pursuant to the Senior Loan Agreement, copies of all financial statements, certificates, audit and other reports, filings, projections, management letters and other information furnished pursuant to Section 8.4 (EXCLUDING, HOWEVER, clauses (c), (h) and (i) thereof) thereof (and the Company hereby agrees that (x) each Noteholder is hereby entitled to rely on such information as if it were required to have been furnished directly pursuant to this Agreement and (y) all certifications and representations made therein shall be deemed to be made directly to each Noteholder as if such information was expressly addressed to them);

          (b) promptly when available and in any event within 120 days after the close of each Fiscal Year (and only if, and to the extent, financial information is not being furnished pursuant to CLAUSE (a)),

               (i) a consolidated balance sheet as of the end of such Fiscal Year, and consolidated statements of income, of stockholders' equity and of cash flow for such Fiscal Year, of the Company and Subsidiaries, prepared, commencing with the 2003 Fiscal Year, on a comparative basis with the preceding Fiscal Year and certified without qualification by PricewaterhouseCoopers LLP (or other independent public accountants of recognized national standing selected by the Company and consented to by the Required Noteholders, such consent not be unreasonably withheld or delayed),

               (ii) an unaudited consolidating balance sheet as of the end of such Fiscal Year, and consolidating statements of income, of stockholders' equity and of cash flow for such Fiscal Year, of the Company and Subsidiaries, prepared, commencing with the 2003 Fiscal Year, on a comparative basis with the preceding Fiscal Year and certified by the chief accounting, executive or financial Authorized Officer, and

               (iii) Statutory Annual Financial Statements as of the end of and for such Fiscal Year;

          (c) promptly when available and in any event within 60 days after the close of each of the first three Fiscal Quarters of each Fiscal Year (and only if, and to the extent, financial information is not being furnished pursuant to CLAUSE (a)),

               (i) consolidated and consolidating balance sheets at the close of such Fiscal Quarter, and the related consolidated and consolidating statements of income, of stockholders' equity and of cash flow for such Fiscal Quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter, of the Company and Subsidiaries (with, commencing with the 2003 FQ4, comparative information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), certified by the chief accounting, executive or financial Authorized Officer; and

               (ii) Statutory Quarterly Financial Statements as of the end of such Fiscal Quarter, and for the period commencing as of the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter;

          (d) together with each set of financial statements delivered from time to time as at the close of any Fiscal Year or Fiscal Quarter, a certificate of the chief accounting, executive or financial Authorized Officer stating that (x) no Default had occurred or was continuing at the close of such Fiscal Year or Fiscal Quarter, as the case may be, or, if a Default had occurred and was continuing, a description thereof and a statement as to whether it is continuing and as to what actions are being taken to cure it and (y) to SHI's Knowledge, no event had occurred and was continuing at the close of such Fiscal Year or Fiscal Quarter, as the case may be, as the result of which the Company will not be able to make payment when due on account of principal of or accrued and unpaid interest on the Notes or, if such an event had occurred and was continuing, a description of the event and what action the Company is taking or proposing to take with respect thereto; and

          (e) such other information with respect to the financial condition, business, property, assets, revenues and operations of the Company or any Subsidiary as the Required Noteholders may from time to time reasonably request.

For purposes of any consolidating financial statements delivered pursuant to CLAUSES (b)(iii) and (c)(i), any Non-Insurance Subsidiary may be treated on a consolidated basis with all of its Non-Insurance Subsidiaries.

     SECTION 6.1.2. NOTICE OF DEFAULT, LITIGATION, ETC. The Company will furnish, or will cause to be furnished, to each Noteholder prompt notice (with a description in reasonable detail) of:

          (a)  the occurrence, to SHI's Knowledge, of any Default;

          (b) each amendment, waiver or other modification to the Senior Loan Agreement (and each approval, consent, notice, communication or other writing delivered, received or exchanged pursuant to Section 8.5.1, 8.5.2, 8.5.3, 8.5.4, 8.5.5(b), 8.5.6, 8.7, 8.13(a),

     13.1 or 13.2 of the Senior Loan Agreement) and, in each case, enclosing therewith a copy of such modification or approval, ETC.;

          (c) if, and to the extent that, notice thereof is not being furnished pursuant to CLAUSE (b):

               (i) the occurrence of any litigation, any arbitration or any governmental investigation, inquiry or proceeding or any labor controversy (EXCLUDING, HOWEVER, litigation and proceedings asserted by insureds in the ordinary course of business against any Insurance Subsidiary) not previously disclosed by the Company pursuant hereto
          (x) which has been instituted or, to SHI's Knowledge, is threatened against, the Company or any Subsidiary or to which any properties, assets or revenues of any thereof is subject and (y) which would, if adversely determined, reasonably be expected to have a Materially Adverse Effect,

               (ii) any material adverse development which shall occur in any litigation, any arbitration or any governmental investigation, inquiry or proceeding or any labor controversy previously disclosed by the Company,

               (iii) any circumstance which would reasonably be expected to have a Materially Adverse Effect of the nature referred to in CLAUSE (a) of the definition thereof,

               (iv) any steps by the Company or any other Person to terminate any Plan, or the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or of any action with respect to a Plan which could result in the requirement that the Company or any Subsidiary furnish a bond or other security with the PBGC or such Plan, or any event with respect to any Plan which could result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty, or any material increase in the Contingent Liability of the Company or any Subsidiary with respect to any post-retirement Plan benefit, notice thereof and copies of all documentation relating thereto, and

               (v) material written claims, complaints, notices or inquiries relating to the condition of any facilities and properties of the Company or any Subsidiary and compliance with Environmental Laws.

     SECTION 6.1.3. USE OF PROCEEDS. The proceeds of the Initial Notes and other initial Subject Securities, together with other funds available to the Company, shall be applied by the Company to fund the OTBC Acquisition, to pay Transaction Costs and to provide working capital for Surviving Thomas Black and its Subsidiaries. No portion of the proceeds of any Subject Securities shall be used by the Company in any manner that might cause the issuance and sale of the Subject Securities or the application of such proceeds to violate F.R.S. Board Regulation T, U or X or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such issuance and sale and such use of proceeds.

     SECTION 6.1.4. PERFORM SENIOR LOAN AGREEMENT. The Company will, and will cause each Subsidiary to perform, comply with and be bound by at all times (and whether or not the Senior Loan Agreement shall continue to remain in effect among the parties thereto) all of its agreements, covenants and obligations, contained in Sections 8.6, 8.7, 8.8, 8.10 and 8.13(c) of the Senior Loan Agreement as in effect on the Closing Date, such Sections, and all other terms of the Senior Loan Agreement to which reference is made herein, together with all related definitions and ancillary provisions, being hereby incorporated into this Agreement by reference as though specifically set forth in this Agreement; PROVIDED, HOWEVER, that:

          (a) all references to the "Agent" and the "Lenders" shall be deemed to refer to the Representative Noteholder and the Noteholders, respectively hereunder;

          (b) all references to the "Borrower" shall be deemed to refer to the Company and SMCI (and, after the effectiveness of the STBC Filing Document, Surviving Thomas Black);

          (c) all references to the "Loans", the "Notes" or the "Commitments" shall be deemed to refer to the Notes outstanding hereunder, and references to the "Obligations" shall be deemed to refer to the Obligations hereunder;

          (d) all references to "Default" and "Event of Default" shall be deemed to refer to a Default and Event of Default, respectively, hereunder; and

          (e) all references to "this Agreement" and "herein", "hereof" and words of similar purport shall, except where the context otherwise requires, be deemed to refer to this Agreement.

All such Sections and other terms, definitions and provisions of the Senior Loan Agreement shall, except as otherwise provided in this Section or consented to by the Required Noteholders for purposes of this Agreement, continue in full force and effect for the benefit of all Noteholders as if they were the Lenders (as defined in the Senior Loan Agreement), whether or not the Commitments and Loans (as so defined) remain outstanding or the Senior Loan Agreement remains in effect between the parties thereto.

     SECTION 6.1.5. CONFORMING CHANGES. Concurrently with the execution and delivery by Surviving Thomas Black of a successor Instrument which qualifies as the Senior Loan Agreement in accordance with CLAUSE (a) of the definition of such term, the Company will enter into an amendment to this Agreement clarifying or correcting, as shall be necessary or appropriate, all references herein (including in SECTIONS 1.1, 2.4, 3.7, 4.4, 6.1.1, 6.1.2, 6.1.4, 6.2.2, 6.2.3,
6.2.6, 6.2.7 and 6.2.8) to the Senior Loan Agreement to refer to such successor Instrument and its terms and provisions, and each Noteholder shall, SUBJECT, HOWEVER, to such amendment being in form reasonably satisfactory to the Required Noteholders, execute and deliver a counterpart thereof.

     SECTION 6.1.6. BOOKS AND RECORDS. The Company will, and will cause each Subsidiary to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP (or, in the case of any Insurance Subsidiary, the regulations of its relevant Insurance Regulatory Authority) and permit the Representative Noteholder and each other Noteholder owning more than 30% of the then outstanding principal amount of the Notes (each a "SIGNIFICANT NOTEHOLDER") or any of their respective representatives, at reasonable times and intervals and on reasonable notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and hereby authorizes such independent public accountant to discuss its financial matters with the Representative Noteholder and each Significant Noteholder or their respective representatives whether or not any representative of the Company is present) and to examine (and, at the expense of the Company, photocopy extracts from) any of its books or other corporate records; PROVIDED, HOWEVER, that neither the Representative Noteholder nor any Significant Noteholder shall be entitled (EXCLUDING, HOWEVER, at any time when a Default Circumstance shall have occurred and be continuing) to excise its rights under the FOREGOING SENTENCE more often than once in any Fiscal Year. The Company shall pay any fees of such independent public accountant incurred in connection with the Representative Noteholder's exercise of its rights pursuant to this Section.

     SECTION 6.1.7. OWNERSHIP, ETC. OF SUBSIDIARIES. The Company will continue to own directly, and free of Liens, all of the outstanding shares of Capital Stock of Surviving Thomas Black, and Surviving Thomas Black will continue to own directly and free of any Liens (except Permitted Liens and Liens under Senior Loan Documents) all of the outstanding shares of Capital Stock of Safety Insurance, and Safety Insurance will continue to own directly and free of any Liens (except as aforesaid) all of the outstanding shares of Capital Stock of Safety Indemnity.

     SECTION 6.2. CERTAIN NEGATIVE COVENANTS. The Company agrees with

          (a) each Noteholder that, until all Obligations have been paid and performed in full, the Company will perform all of the covenants contained in SECTION 6.2; and

          (b) the Purchaser that, for so long as it shall hold any Subject Security (other than a Note), the Company will perform for the benefit of the Purchaser the covenants contained in SECTION 6.2.5 (solely insofar as it relates to Jordan Payments) and ITEM (y) of SECTION 6.2.10, in each case as if the Purchaser were the holder of a Note.

     SECTION 6.2.1. BUSINESS ACTIVITIES. The Company will not and will not permit any Subsidiary to, engage in any business activity, EXCLUDING, HOWEVER,

          (a) in the case of the Company, its consummation of the Transaction and its performance from time to time of its obligations under the Transaction Documents,

          (b) in the case of Surviving Thomas Black and its Subsidiaries, the engaging in activities in which Old Thomas Black and its Subsidiaries were engaged or proposed to be engaged on the Closing Date, and

          (c) in the case of Insurance Subsidiaries acquired by Surviving Thomas Black from time to time as Additional Acquisitions, the engaging, within States which are contiguous or in close proximity to Massachusetts, in providing insurance coverages of the types provided by Old Thomas Black and its Subsidiaries on the Closing Date,

and, in each case, activities incidental and related thereto.

     SECTION 6.2.2. INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK. The Company will not, and will not permit any Subsidiary to, (x) create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness or (y) issue any Disqualified Capital Stock, other than:

          (a)  Indebtedness in respect of the Notes and other Obligations;

          (b) Indebtedness of the Company in respect of any Management SHI Subordinated Note or any Additional Seller Subordinated Note; PROVIDED, HOWEVER, that the Company is the sole obligor in respect of the payment of all principal of, interest on and other obligations relating to such Management SHI Subordinated Note or Additional Seller Subordinated Note;

          (c) Indebtedness of Surviving Thomas Black (x) under (and of Non-Insurance Subsidiaries as guarantors of) the Senior Loan Documents in an aggregate principal amount at any time outstanding not to exceed the EXCESS of $103,500,000 OVER the aggregate amount of all permanent payments and prepayments of principal, and (without duplication) all permanent reductions to commitments, made from time to time thereunder (EXCLUDING, HOWEVER, all such payments and prepayments made from the proceeds of, and all such commitments replaced by, any refinancing provided under a successor Senior Loan Agreement as provided in CLAUSE (a) of the definition of such term) and (y) consisting of Hedging Liabilities owing to a Senior Lender;

          (d) for so long as Surviving Thomas Black shall have any Indebtedness outstanding (or unused commitments in effect) under the Senior Loan Agreement, any other Indebtedness of Surviving Thomas Black or any of its Subsidiaries which shall then be permitted by Section 9.1 of the Senior Loan Agreement to be outstanding (EXCLUDING, HOWEVER, any Indebtedness incurred to any Additional Seller, its designees or assigns);

          (e) at any time after payment in full of all Indebtedness of Surviving Thomas Black under the Senior Loan Agreement (and the expiration or termination of all commitments thereunder), other Indebtedness of Surviving Thomas Black and its Subsidiaries in an aggregate principal amount not to exceed $37,500,000 at any one time outstanding;

          (f) Indebtedness of the Company in respect of the TJC Consulting Agreement, the Tax Sharing Agreement, the Tax Indemnity Agreement, the Management SHI SAR Agreement or any Director's Indemnification Payment;

          (g) Indebtedness of the Company to Surviving Thomas Black in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

          (h) Indebtedness owing among Surviving Thomas Black and its Subsidiaries;

          (i) other unsecured Indebtedness of the Company incurred for money borrowed in an aggregate principal amount at any time outstanding not to exceed $25,000,000; and

          (j) Indebtedness of any Insurance Subsidiary incurred in the ordinary course of its business in accordance with Applicable Laws;

PROVIDED, HOWEVER, that,

          (k) no Indebtedness otherwise permitted pursuant to any of the foregoing clauses (EXCLUDING, HOWEVER, CLAUSE (a)) shall be permitted if such Indebtedness is acquired by a Jordan Party unless such Indebtedness is acquired by such Jordan Party in the ordinary course of its business for no more than its fair value; and

          (l) no Additional Seller Subordinated Note otherwise permitted pursuant CLAUSE (b) and no other Indebtedness otherwise permitted pursuant to CLAUSE (g) or (i) shall be permitted unless it is, relative to all Obligations, subordinated and subject to postponement and standstill provisions during the pendency of a Default Circumstance, and it has terms of payment and other covenants, defaults, rights and privileges, in each case consented to by the Required Noteholders.

     SECTION 6.2.3. LIENS. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

          (a)  Liens securing the Obligations;

          (b) Liens granted by Surviving Thomas Black or any of its Non-Insurance Subsidiaries, and Liens granted by any Insurance Subsidiary on Non-Admitted Insurance Assets, to secure the Senior Loan Liabilities;

          (c) Liens granted by Surviving Thomas Black or any of its Non-Insurance Subsidiaries, and Liens granted by any Insurance Subsidiary on Non-Admitted Insurance Assets, at any time on or after the Closing Date when Surviving Thomas Black has any Indebtedness outstanding (or unused commitments in effect) under the Senior Loan Agreement and which, when granted, were permitted by the Senior Loan Agreement to be granted and, if such Liens secure Indebtedness, such Indebtedness was then permitted by CLAUSE (d) of SECTION 6.2.2;

          (d) Liens granted by the Company on SHI Common Shares repurchased by the Company in accordance with CLAUSE (a) of SECTION 6.2.5 to secure the Management SHI Subordinated Notes issued in payment therefor;

          (e) Liens granted by any Insurance Subsidiary in the ordinary course of its business in accordance with Applicable Laws; and

          (f)  Permitted Liens;

PROVIDED, HOWEVER, that, except as permitted by CLAUSE (a), the Company will not create, incur or suffer to be created or incurred or to exist any Lien or other restriction of any kind upon any Capital Stock of Surviving Thomas Black owned by the Company (EXCLUDING, HOWEVER, Section 13.1(v) of the Senior Loan Agreement).

     SECTION 6.2.4. FINANCIAL TEST. The Company will not permit, on a cumulative basis for any four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter occurring during any period set forth below, Surviving Thomas Black's "Funded Debt to Statutory Surplus Ratio" to be more than the ratio or amount set forth below opposite such period and under such caption:

                                                           Funded Debt
                                                           to Statutory
                           Period                         Surplus Ratio
                 -----------------------------            -------------
                 Closing Date through 2002 FQ3                 69.0%
                 2002 FQ4 through 2003 FQ3                     66.0%
                 2003 FQ4 through 2004 FQ3                     60.0%
                 2004 FQ4 through 2005 FQ3                     54.0%
                 2005 FQ4 and thereafter                       48.0%

     SECTION 6.2.5. RESTRICTED PAYMENTS, ETC. On or after the Closing Date, the Company will not, and will not permit any Subsidiary to, declare, pay, make, apply any of its funds, property or assets to making or making any deposit to fund any Restricted Payment, except:

          (a) SUBJECT, HOWEVER, to no Default Circumstance having occurred and being continuing, the Company may make payments of interest accrued on and of principal of any Additional Seller Subordinated Note issued by it on the dates on which such payments are scheduled to be due by the terms thereof; PROVIDED, HOWEVER, that the aggregate amount of all payments of principal made by all Obligors pursuant to this clause shall not exceed $5,000,000 until the aggregate amount of Senior Indebtedness of Surviving Thomas Black (and all unused continuing commitments of the Senior Lenders) under the Senior Loan Agreement permitted by CLAUSE (c) of SECTION 6.2.2 shall have been permanently reduced to less than $52,500,000;

          (b) the Company may repurchase SHI Common Shares held by a Management SHI Stockholder pursuant to any put or call repurchase obligation or right contained in Section 7 of the Management SHI Subscription Agreement or pursuant to any similar payment obligation in Section 5.1 or 5.8 of the SHI Stockholders' Agreement upon the occurrence of any of the events referred to therein and solely in accordance with the terms of such Sections; PROVIDED, HOWEVER, that (x) no payment of cash shall be made to effect any such repurchase (or to make payment of interest on or principal of any Management SHI Subordinated Note issued IN LIEU of cash to effect any such repurchase) unless, after giving effect thereto, (1) such payment is permitted to be made as a Permitted Junior Payment and (2) the aggregate amount of all payments made by the Company pursuant to this clause shall not exceed $3,000,000 and (y) no payment of any Management SHI Subordinated Note shall be made prior to the date on which such payment is scheduled to be due by the terms thereof; and

          (c) SUBJECT, HOWEVER, to each such payment then being permitted to be made as a Permitted Junior Payment, the Company may pay the Jordan Parties or their designees (v) closing fees on the Closing Date in an aggregate amount not to exceed 2% of the total

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     cost of the OTBC Acquisition (including any deferred consideration and
     Transaction Costs), (w) consulting fees on a quarterly basis at an aggregate annual rate not to exceed 3% of net income before interest expense, depreciation, taxes, amortization and other non-cash charges for such Fiscal Year, (x) directors fees in an aggregate amount not to exceed $90,000 in any Fiscal Year, (y) disposition fees in an aggregate amount not to exceed 2% of either (1) the total sale proceeds on a sale of the equity capital of the Company or of all or substantially all of the assets of the Company and Subsidiaries or (2) the total market capitalization of the Company in connection with the first sale of common equity by the Company pursuant to a registration statement under the Securities Act and (z) without duplication of any of the foregoing, investment banking fees not to exceed 2% of the value to the Company of other transactional events (including acquisitions and financings).

     SECTION 6.2.6. INVESTMENTS. The Company will not make any Investments, except:

          (a) Investments in SMCI and Surviving Thomas Black (u) by way of the Company's issuance from time to time of Additional Seller Subordinated Notes, (v) on the Closing Date in the manner contemplated by the OTBC Acquisition Agreement and the Financing Memorandum, (x) from time to time pursuant to the Tax Sharing Agreement as in effect on the Closing Date, (y) from time to time when no Default Circumstance shall have occurred and be continuing, amounts representing the proceeds of the issuance by the Company of SHI Preferred Shares or SHI Common Shares in an amount equal to the principal amount of the related prepayment of the Senior Loans required to be made pursuant to Section 4.3.3(b) of the Senior Loan Agreement as in effect on the Closing Date;

          (b)  Cash Equivalent Investments;

          (c) the promissory notes (the "MANAGEMENT NOTES") to be issued on the Closing Date to the Company by various Management SHI Stockholders identified in ITEM 3.4(b) ("Management Stockholder Loans") of the Disclosure Schedule in the respective original principal amounts specified in such item and in an aggregate original principal amount not to exceed $695,000; and

          (d) promissory notes at any time outstanding issued from time to time after the Closing Date by various Management SHI Stockholders in payment for the purchase of additional shares of SHI Common Stock in an aggregate principal amount at any time outstanding not to exceed $1,000,000.

     SECTION 6.2.7. CONSOLIDATION, MERGER, ETC. The Company will not, and will not permit any Subsidiary to,

          (a) liquidate or dissolve, consolidate with, or merge into or with (EXCLUDING, HOWEVER, the OTBC Merger), any other corporation or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof); or

          (b) sell, transfer, convey or otherwise dispose of all or any substantial part of its assets;

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PROVIDED, HOWEVER, that

          (c) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into any other Subsidiary;

          (d) Surviving Thomas Black or any of its Subsidiaries may purchase or acquire all of the outstanding shares of Capital Stock of, or substantially all of the assets of, any Person (or any division thereof), if immediately after giving effect thereto, no Default Circumstance shall have occurred and be continuing;

          (e) any Subsidiary of Surviving Thomas Black may merge with any other corporation permitted to be acquired pursuant to CLAUSE (d) and may be created and capitalized for such purposes;

          (f) the Company may merge with Surviving Thomas Black; PROVIDED, HOWEVER, that Surviving Thomas Black shall expressly assume all obligations of the Company under this Agreement, the Notes and each other Purchase Document pursuant to an assumption agreement satisfactory to the Required Noteholders; and

          (g) for so long as Surviving Thomas Black shall have any Indebtedness outstanding (or any unused commitments in effect) under the Senior Loan Agreement, any sale, transfer, conveyance or other disposition of assets, including a sale, transfer, conveyance or other disposition by Surviving Thomas Black of the Capital Stock of any of its Subsidiaries (other than Safety Insurance or Safety Indemnity), which is permitted by Section 9.5.2 of the Senior Loan Agreement; PROVIDED, HOWEVER, that

               (i) in connection therewith Surviving Thomas Black shall have made a permanent prepayment of principal of Senior Indebtedness outstanding (or of unused commitments under the Senior Loan Agreement) in the full amount required by Section 4.3.2 thereof as in effect on the Closing Date, and

               (ii) immediately after giving effect thereto, no Default Circumstance shall have occurred and be continuing.

     SECTION 6.2.8. MODIFICATION OF SENIOR LOAN DOCUMENTS. The Company will not, and will not permit Surviving Thomas Black or any of its Subsidiaries to, consent to or enter into any Instrument which amends, supplements, waives or otherwise modifies any agreement, covenant or undertaking contained in any Senior Loan Document in any of the following respects:

          (a) so as to increase the maximum principal amount of Indebtedness (EXCLUDING, HOWEVER, Hedging Liabilities) permitted to be incurred and at any time be outstanding pursuant thereto above the maximum aggregate principal amount of Indebtedness then permitted to be outstanding thereunder by ITEM (x) of CLAUSE (c) of SECTION 6.2.2; or

          (b) so as to alter in any respect adverse to the Noteholders Section 4.3.2(b) or 9.4(b) of the Senior Loan Agreement; or

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          (c)  so to extend the stated maturity of the Senior Loans (or the effectiveness of any commitments under the Senior Loan Agreement) to a date less than 365 days prior to October 31, 2011 without amending Section 4.3.2(b) or 9.4(b) of the Senior Loan Agreement so that the Company may receive in accordance therewith "Net Equity Proceeds" or "Restricted Payments" (as defined therein) in an amount sufficient to make all payments of principal of and interest on the Notes when due.

     SECTION 6.2.9. MODIFICATION OF SUBORDINATED NOTES. The Company will not consent or agree to any amendment, supplement or other modification of any Additional Seller Subordinated Note or Management SHI Subordinated Note so as to

          (a) increase the frequency or amount, or shorten the maturity, of any payments of principal of or interest on any Additional Seller Subordinated Note or Management SHI Subordinated Note;

          (b) materially increase any of the rights or privilege of any holders of, or any of the obligations or duties of any Obligor under, any Additional Seller Subordinated Note or Management SHI Subordinated Note; or

          (c) modify in any respect any of the subordination, postponement or standstill provisions applicable to any Additional Seller Subordinated Note or Management SHI Subordinated Note.

     SECTION 6.2.10. MODIFICATION OF SHI STOCKHOLDERS' AGREEMENT. The Company will not (x) take any action to amend or modify any of the terms of the SHI Stockholders' Agreement or the Management SHI Subscription Agreement so as, in either case, to increase the obligations of the Company thereunder to call, redeem or otherwise make payment for shares of SHI Common Stock acquired pursuant thereto from any Management SHI Stockholder or (y) Article 4 or 5 of the SHI Stockholders' Agreement (or the definition of "Permitted Transferee" as used therein).

     SECTION 6.2.11. NEGATIVE PLEDGES, UPSTREAM RESTRICTIONS, ETC. The Company will not, and will not permit any Subsidiary to, enter into any agreement, EXCLUDING, HOWEVER, this Agreement the other Purchase Documents, any Senior Loan Document as in effect on the Closing Date (or, if such Senior Loan Document is specifically defined herein and the definition thereof permits waivers, amendments and other modifications to from time to time be made thereto, such Senior Loan Document as shall from time to time be in effect, SUBJECT, HOWEVER, to its continuing qualification with the terms of such definition), which expressly prohibits or restricts

          (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (EXCLUDING, HOWEVER, (x) any agreement governing any Indebtedness permitted by CLAUSE
     (d) of SECTION 6.2.2 as to the assets financed with the proceeds of such Indebtedness) (y) customary non-assignment provisions in operating leases entered into in the ordinary course of business as to the leasehold interest created thereby and (z) customary non-assignment provisions in contracts, to the extent such provisions prohibit Liens on the rights under such contracts);

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          (b)  the ability of the Company or any Subsidiary to amend or otherwise modify, or to perform obligations under, this Agreement or any other Purchase Document;

          (c) the ability of any Subsidiary to make any payments, directly or indirectly, to the Company by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on Investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Company; or

          (d) the performance by the Company or any Subsidiary of its obligations under this Agreement or any other Purchase Document.

     SECTION 6.2.12. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist:

          (a) any arrangement or contract with any of its other Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by the Company or any Subsidiary to any Affiliate unless such arrangement is fair and equitable to the Company or such Subsidiary; or

          (b) any other transaction, arrangement or contract with any of its other Affiliates which would not be entered into by a prudent Person in the position of the Company or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates;

PROVIDED, HOWEVER, that this Section shall not be construed to restrict or prohibit (x) any payment which is expressly permitted to be made pursuant to
SECTION 6.2.5 or (y) any payment made in accordance with the terms of any Transaction Document or (z) Tax Indemnity Payments.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

     SECTION 7.1. EVENTS OF DEFAULT. The term "EVENT OF DEFAULT" means any of the following events:

     SECTION 7.1.1. NON-PAYMENT OF OBLIGATIONS. The Company shall default in the payment or prepayment when due of any principal of any Note, or the Company shall default (and such default shall continue unremedied for a period of 10 days) in the payment when due of interest on any Note or any other Obligation. For purposes of this Section, the amount of interest due on any Interest Payment Date on any Note shall be deemed to have been paid in full if the holder of such Note shall, in its sole discretion, elect (or the Required Noteholders in accordance with the PROVISO to CLAUSE (b) of SECTION 9.1 shall, in their sole and absolute discretion, elect) to

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accept, IN LIEU of cash, a PIK Note in an original principal amount equal to the amount of such interest then due.

     SECTION 7.1.2. DEFAULT ON OTHER INDEBTEDNESS. Any default shall occur under the terms applicable to any Indebtedness (EXCLUDING, HOWEVER, any Obligation) outstanding in a principal amount exceeding $1,000,000 of the Company (treating all Additional Seller Subordinated Notes issued in connection with any Additional Acquisition, in each case, as a single obligation) or $5,000,000 of any Subsidiary, in each case, representing any borrowing or financing or arising under any other material agreement, and such default shall:

          (a) consist of the failure to make any payment of principal or interest on, or any redemption (or to make any required offer to redeem) of, such Indebtedness when due (SUBJECT, HOWEVER, to any applicable grace period) in accordance with the terms thereof, and such failure, if it shall have occurred under the Senior Loan Agreement, shall continue unremedied and unwaived for a period of 90 days; or

          (b) have resulted in any or all of such Indebtedness (EXCLUDING, HOWEVER, any Indebtedness which is, notwithstanding its acceleration, by its terms postponed and subordinate in right of payment to the prior payment in full in cash of all Obligations) having become (or, in the case of any Indebtedness of the Company, continue unremedied for a period of time sufficient to permit any holder of such Indebtedness to declare any or all of such Indebtedness to be) due and payable in accordance with its terms prior to its stated maturity, whether by declaration or otherwise.

     SECTION 7.1.3. BANKRUPTCY, INSOLVENCY, ETC. The Company or any Subsidiary shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

          (b) apply for, consent to or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or such Subsidiary or any property of any thereof or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or such Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or such Subsidiary, and, if such case or proceeding is not commenced by the Company or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Company or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

          (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

     SECTION 7.1.4. BREACH OF WARRANTY. Any warranty of the Company or any Subsidiary hereunder or in any other Purchase Document or any other writing furnished by or on behalf of the Company or any Subsidiary to any Noteholder for the purposes of or in connection with this Agreement or any such Purchase Document is or shall be incorrect when made in any material and adverse respect, and such circumstance shall, if it is susceptible of being remedied, continue unremedied for a period of 30 days after notice thereof shall have been given to the Company by the Representative Noteholder or the Required Noteholders.

     SECTION 7.1.5. NON-PERFORMANCE OF CERTAIN UNDERTAKINGS. The Company shall default in the due performance and observation of any agreement contained in
SECTION 6.1.7, 6.2.3 (solely as it relates to the Company), 6.2.4, 6.2.5, 6.2.7, 6.2.8, 6.2.9, 6.2.11 or 6.2.12.

     SECTION 7.1.6. NON-PERFORMANCE OF OTHER UNDERTAKINGS. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Purchase Document, and such default shall continue unremedied for a period of 90 days at any time when the Senior Loan Agreement shall continue to be in effect or, at any time thereafter, 30 days after notice thereof shall have been given to the Company by the Representative Noteholder or the Required Noteholders.

     SECTION 7.1.7. JUDGMENTS. A final judgment, to the extent not fully covered by insurance, shall be rendered against the Company or any Subsidiary and (x) if such judgment is rendered against the Company, such judgment, together with all other such outstanding final judgments against the Company, exceeds (to the extent of all such uninsured portions) an aggregate of $500,000 or (y) if such judgment is rendered against Surviving Thomas Black or any of its Subsidiaries, such judgment shall remain in force, undischarged, unsatisfied and unstayed for more than 30 days, whether or not consecutive, and such judgment, together with all other such outstanding final judgments against Surviving Thomas Black or any of its Subsidiaries, exceeds (to the extent of all such uninsured portions) an aggregate of $5,000,000.

     SECTION 7.1.8. PENSION PLANS. Any of the following events shall occur with respect to any Plan

          (a) the institution of any steps by the Company, any member of its Controlled Group or any other Person to terminate a Plan if, as a result of such termination, the Company or any such member could be required to make a contribution to such Plan, or could reasonably expect to incur a liability or obligation to such Plan, in excess of $5,000,000; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to (x) give rise to a Lien under Section 302(f) of ERISA and (y) have a Material Adverse Effect.

     SECTION 7.2. ACTION IF BANKRUPTCY. If any Event of Default described in CLAUSES (a) through (d) of SECTION 7.1.3 shall occur with respect to the Company, Surviving Thomas Black or Safety Insurance, the outstanding principal amount of all outstanding Notes and all other

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Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 7.3. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (EXCLUDING, HOWEVER, any Event of Default described in CLAUSES (a) through (d) of SECTION 7.1.3 with respect to the Company, Surviving Thomas Black or Safety Insurance), shall occur for any reason, whether voluntary or involuntary, and be continuing, the Required Noteholders may, upon notice or demand, declare all or any portion of the outstanding principal amount of the Notes to be due and payable and any or all other Obligations to be due and payable, whereupon the full unpaid amount of such Notes and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment.

     SECTION 7.4. SUITS FOR ENFORCEMENT. If any Event of Default shall have occurred and be continuing, the Required Noteholders may proceed to protect and enforce the rights of the holders of such Notes, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, and may proceed to enforce the payment of all sums due upon such Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection (including reasonable counsel fees and disbursements), or to enforce any other legal or equitable right of the holder of such Notes.

     SECTION 7.5. REMEDIES CUMULATIVE. No remedy conferred in this Agreement or in the other Purchase Documents upon the Noteholders is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

                                  ARTICLE VIII

                                SUBORDINATION IN
                            SUBSTANTIVE CONSOLIDATION

     The Purchaser, on behalf of all Noteholders, hereby agrees, for the benefit of all Senior Lenders, that, in the event of any substantive consolidation of the estate of the Company with the estate of Surviving Thomas Black in any bankruptcy, insolvency, liquidation, receivership, readjustment, reorganization or similar proceeding involving the Company or Surviving Thomas Black or their respective properties, all claims of the Noteholders under the Notes and this Agreement with respect to such consolidated estates (the "CONSOLIDATED ESTATE") shall be subordinate and subject in right of payment to the prior payment in full in cash of all Senior Loan Liabilities in accordance with this Article.

     SECTION 8.1. PAYMENT OVER UPON DISSOLUTION, ETC. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property, assets or business of the Consolidated Estate, or the proceeds thereof, to any creditor or creditors of the Consolidated Estate or upon any indebtedness of the Consolidated Estate, by reason of any liquidation, dissolution or other winding up of the Consolidated Estate or its business or by reason of any sale of any of its assets, then, and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities (EXCLUDING, HOWEVER, Reorganization Securities) which, but for the subordination provisions of this Article, would otherwise be payable or deliverable upon or in respect of the Notes, shall instead be paid over or delivered to the Senior Agent for application to Senior Indebtedness, and, until the Senior Indebtedness has been irrevocably repaid in full in cash, the Noteholders shall not receive any such payment or distribution or benefit therefrom.

     SECTION 8.2. TURNOVER. In the event that, notwithstanding the foregoing provisions of this Section, the holder of any Note shall have received, at any time following the determination of the substantive consolidation of the estate of the Company with the estate of Surviving Thomas Black any payment or distribution (EXCLUDING, HOWEVER, Reorganization Securities) of assets of the Consolidated Estate of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of Consolidated Estate being subordinated to the payment of the Notes, before all Senior Indebtedness is paid in full in cash, then, and in such event, such payment or distribution shall be held in trust for and paid over or delivered forthwith to the Senior Agent or to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Consolidated Estate for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution in cash to or for the holders of Senior Indebtedness.

     SECTION 8.3. PAYMENT OTHERWISE PERMITTED, ETC. Nothing contained in this Article or elsewhere in this Agreement or in the Notes is intended to or shall impair, as between the Company and the Consolidated Estate, on the one hand, and the creditors thereof (other than the holders of Senior Indebtedness) and the Noteholders, on the other hand, the obligation of the Company and the Consolidated Estate, which is absolute and unconditional, to make payment to each Noteholder of all amounts owing under the Notes and this Agreement as and when such amounts become due and payable in accordance with their terms, or to in any way affect the relative rights of the Noteholders and other creditors of the Company or the Consolidated Estate (other than the holders of Senior Indebtedness).

     SECTION 8.4. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the irrevocable payment in full in cash of all Senior Indebtedness (and the termination of all commitments of the Senior Lenders under the Senior Loan Agreement), each Noteholder shall, to the extent of all payments or distributions made to the holders of Senior Indebtedness pursuant to this Article which would otherwise be payable in respect of Obligations, be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on the Notes and all other Obligations shall be irrevocably paid in full in cash. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any Noteholder would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by the Noteholders, shall, as between Consolidated Estate and its creditors (other than holders of Senior Indebtedness), and the Noteholders, be deemed to be a payment or distribution by the Consolidated Estate to or on account of the Senior Indebtedness.

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     SECTION 8.5. NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to any Noteholder, without incurring responsibility to any Noteholder and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Noteholders to the holders of Senior Indebtedness, do any one or more of the following:

          (a) rescind, amend, waive, supplement or otherwise modify in any manner any Senior Loan Document; PROVIDED, HOWEVER, that any such modification of such Senior Loan Document without the consent of the Noteholders, if required pursuant to SECTION 6.2.8, shall nevertheless constitute a breach by the Company of the covenants contained herein, and the Noteholders shall not in any way be deemed by the provisions of this Section to have limited or waived any of their rights and remedies against any Person (other than the holders of any Senior Indebtedness) under this Agreement with respect to such SECTION 6.2.8;

          (b) exercise or refrain from exercising its rights to, foreclose upon, seize, sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

          (c) release any Person liable in any manner for the collection of Senior Indebtedness; and

          (d) exercise or refrain from exercising any rights, remedies, powers or privileges against any Obligor and any other Person, whether under the Senior Loan Documents, Applicable Law or otherwise, including any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof.

     SECTION 8.6. PROVING, ETC. CLAIMS. If the Representative Noteholder or Noteholders have not filed, proved or voted, as the case may be, in any proceeding involving the Consolidated Estate, the Senior Agent, upon 15 days prior written notice to the Representative Noteholder (and unless the Representative Noteholder or Noteholders do file, prove or vote, as the case may be during such period), may so file, prove or vote, as the case may be, in the name of the Noteholders or otherwise, with respect to any and all claims of the Noteholders relating to the Obligations of any Obligor.

     SECTION 8.7. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Consolidated Estate referred to in this Article, the Noteholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending and giving effect (and stating in such order or decree that effect has been given) to this Article, or a certificate so stating of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Noteholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of such Obligor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

     SECTION 8.8. AMENDMENT OF SUBORDINATION, ETC. PROVISIONS. The subordination, postponement, standstill and other provisions contained in this Article are for the benefit of the holders of Senior Indebtedness and may not be rescinded, cancelled, amended or modified in any way without the prior written consent thereto of the Required Lenders under (and as defined in) the Senior Loan Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1. WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Purchase Document may from time to time be amended, waived or otherwise modified, if such amendment, waiver or modification is in writing and consented to by the Company and the Required Noteholders; PROVIDED, HOWEVER, that no such amendment, waiver or modification:

          (a) which would modify any requirement hereunder that any particular action be taken by each Noteholder or by the Required Noteholders shall be effective unless consented to by each Noteholder;

          (b) which would modify this Section or change the definition of "Required Noteholders" or which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Note (or reduce the rate of interest on any Note) shall be made without the consent of the holder of such Note; PROVIDED, HOWEVER, that, with the consent of the Required Noteholders, the Company may, make on any (but not more than two) Interest Payment Date payment of all accrued interest then due on each Note by delivering to the holder thereof, IN LIEU of cash, a PIK Note; or

          (c) which would amend the subordination provisions of ARTICLE VIII shall be effective unless made in accordance with SECTION 8.8.

No failure or delay on the part of any Noteholder or the Representative Noteholder in exercising any power or right under this Agreement or any other Purchase Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Noteholder, the Representative Noteholder under this Agreement or any other Purchase Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

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     SECTION 9.2. NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Purchase Document shall be in writing and addressed or delivered to it at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if sent by mail or courier and properly addressed and prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

     SECTION 9.3. COSTS AND EXPENSES. The Company agrees to pay all expenses of the Purchaser or Representative Noteholder (including reasonable fees and expenses of counsel) for the negotiation, preparation, execution and delivery of the JZEP Commitment Letter, this Agreement, including Schedules and Exhibits hereto, each other Purchase Document and any Subject Security and any amendments, waivers, consents, supplements or other modifications as may from time to time hereafter be required, whether or not the Transaction is consummated, and to pay all expenses of the Purchaser or Representative Noteholder (including reasonable fees and expenses of counsel) incurred from time to time after the Closing Date in connection with the administration hereof and thereof, the consideration of legal questions relevant hereto and thereto or the enforcement or preservation of rights as to, or restructuring or "work-out" of, any Obligations or the rights and preferences of any Subject Security. The Company also agrees to reimburse each Noteholder upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by such Noteholder to enforce or to preserve rights as to, or to restructure or "work out", any Obligations.

     SECTION 9.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Purchaser, the Company hereby indemnifies, exonerates and holds the Purchaser, the Representative Noteholder and each other Noteholder and each of their respective officers, directors, employees, trustees and agents (the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages and expenses actually incurred in connection therewith (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Note,

          (b) the entering into and performance of this Agreement and any other Purchase Document by any of the Indemnified Parties (including any action brought by or on behalf of the Company as the result of any determination by the Purchaser pursuant to ARTICLE III to not purchase the Subject Securities), or

          (c) any investigation, litigation or proceeding related to the Transaction,

EXCLUDING, HOWEVER, any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. If, and to the extent that, the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law.

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     SECTION 9.5. SURVIVAL. The obligations of the Company under CLAUSES (b) and
(c) of SECTION 6.1 and CLAUSE (b) of SECTION 6.2 shall survive the payment in full of all Obligations and the termination of any other provisions of this Agreement or any other Purchase Document and shall continue for the benefit of the Purchaser for so long as it shall hold any of the relevant Subject Securities. The obligations of the Company UNDER SECTION 9.4 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Indemnified Party, and the obligations of the Company under SECTIONS 9.3 and
9.4 shall survive the payment or prepayment of the Notes, at maturity, upon redemption or otherwise, any transfer of the Notes by the Purchaser, and any termination of this Agreement and the other Purchase Documents. The representations and warranties made by the Company and any Obligor in this Agreement and in each other Purchase Document shall survive the execution and delivery of this Agreement and each such other Purchase Document.

     SECTION 9.6. SEVERABILITY. Any provision of this Agreement or any other Purchase Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Purchase Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.7. HEADINGS. The various headings of this Agreement and of each other Purchase Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such Purchase Document or any provisions hereof or thereof.

     SECTION 9.8. COUNTERPARTS. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Company and the Purchaser and be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 9.9. GOVERNING LAW; ENTIRE AGREEMENT. This Agreement, the Notes and each other Purchase Document shall each be deemed to be a contract made under and governed by the internal laws of the State of New York. This Agreement, the Notes, the other Purchase Documents and the SHI Stockholders' Agreement constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto, including the JZEP Commitment Letter.

     SECTION 9.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that:

          (a) the Company may not assign or transfer its rights or obligations hereunder without the prior written consent of all Noteholders; and

          (b) the rights of sale, assignment, and transfer of the Notes are subject to SECTIONS 2.4 and 4.7.

All Noteholders may rely upon all certificates, opinions and other writings delivered to the Purchaser as the Representative Noteholder pursuant to ARTICLE III.

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     SECTION 9.11. JURISDICTION. For purpose of any action or proceeding involving this Agreement or any other Purchase Document, the Company hereby expressly submits to the jurisdiction of all Federal and State Courts located in the City of New York, State of New York and consents that it may be served with any process or paper by registered mail or by personal service within or without the State of New York, provided a reasonable time for appearance is allowed.

     SECTION 9.12. WAIVER OF JURY TRIAL. THE PURCHASER AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER PURCHASE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PURCHASER OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASER ENTERING INTO THIS AGREEMENT.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                             SAFETY HOLDINGS, INC.


                             By  /s/A. Richard Caputo, Jr.
                                 -----------------------------------------------
                                Name:   A. Richard Caputo, Jr.
                                Title:  Vice President

                             Address:      c/o The Jordan Company
                                           767 Fifth Avenue
                                           New York, New York  10153
                             Facsimile:    212-755-5263

                             Attention:    A. Richard Caputo, Jr.


                             JZ EQUITY PARTNERS PLC


                             By  /s/David W. Zalaznick
                                 -----------------------------------------------
                                Name:   David W. Zalaznick
                                Title:  Authorized Signatory

                             Notices: c/o Jordan/Zalaznick Advisers, Inc. 767 Fifth Avenue
                                           New York, New York  10153

                             Facsimile:    212-980-4280

                             Attention:    Ms. Melissa A. Chuilli

                             Copy to:      Jay Parry Monge, Esq.
                                           Mayer, Brown & Platt
                                           1675 Broadway
                                           New York, New York 10019-5820

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                       Payments to:  For investment and return on investment:
                                         Account No.: 134-038-398
                                                (JZEP Capital Account)
                                     For interest, dividends and other payments:
                                         Account No.: 134-038-401
                                                (JZEP Income Account)
                                     HSBC Bank USA
                                     (ABA No. 021-001-088)
                                     452 Fifth Avenue - 26th Floor
                                     New York, New York  10018

                   Confirmation to:  Ms. Melissa A. Chuilli
                                     c/o Jordan/Zalaznick Advisers, Inc.

                  Telephone No.:     212-572-0826
                                     212-572-0800 (Main)